EXECUTION VERSION

                                MASTER INDENTURE


                                     Among


                             ARCEL FINANCE LIMITED
                                   as Issuer,


                              ARACRUZ TRADING S.A.
                             as Seller and Servicer


                              ARACRUZ CELULOSE S.A.
                      as provider of the Parent Guarantee


                       LASALLE BANK NATIONAL ASSOCIATION
                              as Collection Agent


                             THE BANK OF NEW YORK,
                             as Trustee, Registrar,
                   Transfer Agent and Principal Paying Agent

                                      and

                      THE BANK OF NEW YORK, LONDON BRANCH,
                             as London Paying Agent


                   ------------------------------------------
                          Dated as of February 6, 2002
                   ------------------------------------------

                               Table of Contents

                                                                            Page
                                                                            ----

Section 1. General.............................................................1
Section 2. Appointment of Trustee, Registrar, Transfer Agent
           and Paying Agents...................................................3
Section 3. Issuance, Execution and Authentication of Notes.....................4
Section 4. Replacement of Notes; Cancellation of Notes. ......................11
Section 5. Exchange of Interests in Global Notes for Restricted Definitive
           Notes; Execution and Authentication of Restricted Definitive Notes.11
Section 6. Transfer and Exchange of Notes.....................................12
Section 7. Payment of Amounts into the Collection Account and the
           Accumulation Account. .............................................15
Section 8. Allocation of Series' Interests....................................17
Section 9. Payments on the Notes. ............................................18
Section 10. Investment and Release of Collections. ...........................20
Section 11. Priority of Payment. .............................................21
Section 12. Payment of Amounts Due under the Notes to Noteholders by Trustee..24
Section 13. Payment of Trustee and Paying Agents' Fees, Costs and Expenses;
            Indemnity.........................................................26
Section 14. Obligations of the Trustee and Paying Agents......................27
Section 15. Notice of Early Amortization Events or Accelerated
            Amortization Events or Other Events...............................28
Section 16. Certain Rights of Trustee and Paying Agents.......................28
Section 17. Limited Recourse to the Issuer....................................30
Section 18. Notices...........................................................30
Section 19. Resignation of Trustee or Paying Agents; Successor Trustees
            or Paying Agents..................................................32
Section 20. Governing Law.....................................................34
Section 21. Waiver of Jury Trial. ............................................34
Section 22. Agent for Service of Process; Submission to Jurisdiction..........35
Section 23. Amendments; Meetings of Noteholders...............................36

Section 24. Covenants.........................................................39
Section 25. Representations and Warranties....................................47
Section 26. Redemption. ......................................................51
Section 27. Collection of Indebtedness and Suits for Enforcement by Trustee...51
Section 28. Trustee May File Proofs of Claim..................................52
Section 29. Trustee May Enforce Claims Without Possession of the Notes........52
Section 30. Issuance in Series. ..............................................53
Section 31. Limitation on Suits...............................................54
Section 32. Security Agreement................................................55
Section 33. Bank Loans........................................................56
Section 34. Recording and Deposit.............................................57
Section 35. Suits to Protect the Collateral...................................58
Section 36. Determinations Relating to Collateral.............................58
Section 37. Impairment of Security Interest...................................59
Section 38. Successor.........................................................59
Section 39. Section Headings..................................................59
Section 40. Counterparts. ....................................................59
Section 41. Definitions.......................................................59

SCHEDULE I FORM OF COLLECTION AGENCY AGREEMENT...............................I-1
SCHEDULE II FORM OF MASTER SECURITY AGREEMENT...............................II-1
SCHEDULE II-A FORM OF SECURITY SUPPLEMENT................................ II-A-1
SCHEDULE III FORM OF RECEIVABLES PURCHASE AGREEMENT........................III-1
SCHEDULE IV FORM OF EXPORT SUPPLY AGREEMENT.................................IV-1

     MASTER INDENTURE, dated as of February 6, 2002 (the "Master Indenture"), among ARCEL FINANCE LIMITED, a company organized under the laws of the Cayman Islands (the "Issuer"), ARACRUZ TRADING S.A., a corporation organized under the laws of Panama (the "Company"), as seller (in such capacity and with any other Seller named by the Parent, the "Seller") and, as servicer (in such capacity, the "Servicer"), ARACRUZ CELULOSE S.A., a corporation organized under the laws of Brazil (the "Parent"), THE BANK OF NEW YORK, a New York corporation authorized to engage in banking, as trustee, registrar, transfer agent and principal paying agent (the "Trustee"), THE BANK OF NEW YORK, LONDON BRANCH, as London paying agent (the "London Paying Agent"), and LASALLE BANK NATIONAL ASSOCIATION, an indirect United States subsidiary of ABN AMRO Bank N.V., as Collection Agent (the "Collection Agent").

     This Master Indenture may be supplemented at any time and from time to time by a supplemental indenture (a "Supplemental Indenture", and any Supplemental Indenture, as amended, together with this Master Indenture and amendments hereof collectively referred to as the "Indenture"). If a conflict exists between the terms and provisions of this Master Indenture and any Supplemental Indenture, the terms and provisions of the Supplemental Indenture shall be controlling.

     Section 1. General.

     (a) The Issuer, the Seller, the Servicer and the Parent deem it necessary that the Issuer issue from time to time for its lawful purposes export-collateralized senior secured debt securities (the "Notes") and each of the Issuer, the Seller, the Servicer and the Parent has duly authorized the execution and delivery of this Master Indenture to provide for the issuance of Notes, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series (each, a "Series") and to have such other provisions as shall be fixed as hereinafter provided. The issuance of a Series of Notes may occur only if the conditions set forth in Section 30 hereto shall have been met.

     (b) The Issuer will grant to the Trustee, for the benefit of all registered holders of Notes of any Series (collectively, the "Noteholders" and each, individually, a "Noteholder") and the Enhancer, if any, with respect to any Series of Notes pursuant to the Master Security Agreement dated as of the date hereof, as amended, (the "Master Security Agreement") and one Security Supplement to the Master Security Agreement with respect to each Series of Notes, as amended, (each, a "Security Supplement" and, collectively with the Master Security Agreement, the "Security Agreement"), a first priority security interest in the rights of the Issuer to all of the Collateral.

     (c) The Notes will be payable only out of the Collateral. The Notes are not obligations of and are not guaranteed by the Seller or the Parent, but the holders thereof and the Enhancer, if any, with respect to any Series of Notes shall have the benefit of the Seller's obligation to make Seller Advances, the unconditional and irrevocable guarantee issued by the Parent in favor of the Trustee for the benefit of the Noteholders and the Enhancer, if any, with respect to any Series of Notes of the punctual performance of all of the Seller's obligations under each of the Transaction Documents and Note Documents, each, as amended, to which the Seller is a party (the "Parent Guarantee") and any Enhancement Agreement with respect to any Series of Notes.

     (d) The Notes shall be offered and sold (i) outside the United States to non-U.S. persons in offshore transactions in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, or (ii) within the United States
(A) to qualified institutional buyers ("QIBs") as defined in Rule 144A ("Rule 144A") under the Securities Act or (B) to a limited number of institutional investors that qualify as "accredited investors" ("Institutional Accredited Investors") as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

     The Notes shall be represented by a Regulation S Global Note, a Restricted Global Note and/or a Restricted Definitive Note, as the case may be. Notes offered and sold outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S will be represented by one or more permanent global Notes in definitive, fully-registered form without interest coupons, substantially in the form of Note attached as a schedule to the Supplemental Indenture for the related Series of Notes, with such legends as may be applicable thereto, which shall be deposited with the Trustee, at its principal corporate trust office in The City of New York, as custodian for The Depository Trust Company (the "Depositary"), and registered in the name of a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of Euroclear and Clearstream, Luxembourg (or to such other accounts as they may direct). Such Global Note shall be referred to herein as the "Regulation S Global Note." The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or the Depositary or its nominee, as the case may be, as hereinafter provided.

     Prior to the 40th day after the later of the completion of the offering and the closing date for the related Series of Notes, beneficial interests in a Regulation S Global Note may be held only through Euroclear or Clearstream, Luxembourg, unless delivery is made through an interest in a Restricted Global Note or a Restricted Definitive Note in accordance with the certification requirements set forth therein and in this Master Indenture.

     Notes sold within the United States ("Restricted Notes") will be sold initially and may be resold only to (i) QIBs and (ii) Institutional Accredited Investors. Restricted Notes offered and sold to QIBs shall be represented by one or more permanent Global Notes in definitive fullyregistered form without interest coupons (each, a "Restricted Global Note" and, together with the Regulation S Global Notes, collectively, the "Global Notes") substantially in the form of Note attached as a schedule to the Supplemental Indenture for the related Series of Notes, with such legends as may be applicable thereto, which shall be deposited with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or the Depositary or the Depositary's nominee, as the case may be, as hereinafter provided. Notes sold to Institutional Accredited Investors will be delivered only in fully registered, definitive form ("Restricted Definitive Notes").

     Under certain circumstances set forth in Section 5(a)(i) hereof, any holder of a Global Note may exchange all or any part of such Global Note for Restricted Definitive Notes in the same aggregate principal amount. The Restricted Definitive Notes shall be authenticated by the Trustee and shall be substantially in the applicable form attached as a schedule to the Supplemental Indenture for the related Series of Notes, and Restricted Definitive Notes issued with respect to a Regulation S Global Note hereinafter shall be referred to as "Regulation S Definitive Notes" and Restricted Definitive Notes issued with respect to a Restricted Global Note hereinafter shall be referred to as "Restricted Definitive Notes." Both the Global Notes and the Restricted Definitive Notes for each Series of Notes shall be subject to the terms and conditions set out as part of a schedule attached as a schedule to the Supplemental Indenture for the related Series of Notes (the "Terms and Conditions"). The Master Security Agreement and each Security Supplement shall be substantially in the form set out in Schedule II hereto. All references herein to this Master Indenture shall include the Notes, including the Terms and Conditions.

     Section 2. Appointment of Trustee, Registrar, Transfer Agent and Paying Agents.

     (a) The Issuer hereby appoints The Bank of New York, having its principal corporate trust office located at 101 Barclay Street, 21W, New York, New York 10286, as trustee, registrar, transfer agent and principal paying agent, in respect of the Notes and the Security Agreement upon the terms and subject to the conditions herein set forth (such bank and any duly qualified or appointed successor thereto in such capacities as trustee, registrar, transfer agent and principal paying agent is herein called the "Trustee" and, where referred to solely in its capacity as principal paying agent, is herein called the "Principal Paying Agent"). The Issuer hereby appoints The Bank of New York, London Branch, One Canada Square, London E14 5AL, England, as Paying Agent (the "London Paying Agent") with respect to certificated Notes issued only in connection with the occurrence of special conditions described herein. The Issuer hereby appoints Banque Generale du Luxembourg, S.A., 50, avenue J.F. Kennedy, L-2951 Luxembourg, as Paying Agent (the "Luxembourg Paying Agent") with respect to certificated Notes issued only in connection with the occurrence of special conditions described herein. The Issuer may from time to time appoint additional paying agents hereunder each of which shall have an office outside the United States. The Principal Paying Agent and any duly qualified appointed successor, together with any additional duly qualified or appointed paying agents hereunder and their duly qualified or appointed successors, in such capacity as paying agents are referred to collectively herein as the "Paying Agents". The Trustee and the Paying Agents shall have the power and authority granted to and conferred upon them in the Notes Documents and such further power and authority to act on behalf of the Issuer as may be agreed upon by the Issuer and either or both of them in writing from time to time.

     (b) The Trustee, the London Paying Agent and the Luxembourg Paying Agent hereby accept the appointment set forth in subsection (a) of this Section 2 upon the terms and conditions set forth in the Master Indenture and the Note Documents.

     (c) The Issuer shall promptly notify the Trustee of the name and address of any Paying Agent appointed by it and of the country or countries in which a Paying Agent may act in that capacity, and will notify the Trustee of the resignation or termination of such Paying Agent.

     (d) Subject to certain limitations set forth in this Master Indenture, the Issuer reserves the right, at any time when an Accelerated Amortization Event or an Early Amortization Event, or an event which, with the passage of time or giving of notice or both would become an Accelerated Amortization Event or an Early Amortization Event, has not occurred and is not continuing, to vary or terminate the appointment of the Trustee or any Paying Agent with or without cause and to appoint another Trustee or additional or other Paying Agent and to approve any change in the specified offices through which any Paying Agent acts, provided that the Issuer will at all times maintain a Paying Agent in the Borough of Manhattan, The City of New York. Notice of any such termination or appointment and of any changes in the specified offices of a Paying Agent will be given to the Noteholders and the Enhancer, if any, with respect to any Series of Notes in accordance with Section 18 hereof.

     Section 3. Issuance, Execution and Authentication of Notes.

     (a) The Restricted Global Notes and the Regulation S Global Notes will initially be issued in the form of Global Notes, without interest coupons. Global Notes and beneficial interests therein will be issued in denominations of US$100,000 and integral multiples of US$1,000 in excess thereof; provided that sales to Institutional Accredited Investors will initially be issued in the form of Restricted Definitive Notes in denominations of US$100,000 and integral multiples of US$1,000 in excess thereof. Global Notes and Restricted Definitive Notes shall bear the date on which such Notes were authenticated by the Trustee.

     (b) Each Note shall be signed either manually or by facsimile on behalf of the Issuer by any of its duly authorized officers or by a duly authorized attorney-in-fact of the Issuer. The Issuer shall provide to the Trustee a sufficient quantity (as advised by the Trustee from time to time) of executed but unauthenticated Notes (in both global and definitive form) required to enable the Trustee to perform its obligations hereunder.

     (c) Upon such execution of the Global Notes and the Restricted Definitive Notes and following receipt of written instructions from the Issuer, the Trustee shall authenticate the Global Notes and the Restricted Definitive Notes in accordance with this Master Indenture and such written instructions.

     (d) The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes (the "Authenticating Agent"). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Master Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.

         (i) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent will be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, will be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

         (ii) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such written notice of resignation or upon such a termination, the Trustee may, and if requested by the Issuer, will, promptly appoint a successor Authenticating Agent and will give written notice of such appointment to the Issuer.

         (iii) The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto and the Trustee will be entitled to be promptly reimbursed by the Issuer for such payments.

     (e) This Section 3(e) shall apply only to Restricted Global Notes. The Issuer shall execute and the Trustee shall, in accordance with this Section 3(e), authenticate and deliver initially one Restricted Global Note with respect to each Series of Notes that (A) shall be registered in the name of the Depositary or the nominee of the Depositary, (B) shall be held by the Trustee as custodian for the Depositary or the nominee of the Depositary and (C) shall bear legends substantially to the following effect:

          "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE BENEFIT OF, U.S. PERSONS, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ACQUISITION HEREOF, THE HOLDER
          (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A "U.S. PERSON" AS DEFINED IN RULE 902 OF REGULATION S AND IS ACQUIRING THIS
          NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING A MINIMUM OF US$100,000 AGGREGATE PRINCIPAL AMOUNT OF NOTES; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE INITIAL ISSUANCE OF THE NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH ARCEL FINANCE LIMITED (THE "ISSUER") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER WAS THE OWNER OF THE NOTE (THE "RESTRICTION TERMINATION DATE")

          RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT (A) TO THE ISSUER OR AN AFFILIATE THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING A MINIMUM OF US$100,000 AGGREGATE PRINCIPAL AMOUNT OF NOTES, AND PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS NOTE TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). THE HOLDER MUST, PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE),

          FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR UPON OR AFTER THE RESTRICTION TERMINATION DATE.

          BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (I) NO ASSETS OF A PERSON WHO IS OR AT ANY TIME WHEN NOTES ARE HELD WILL BE AN ERISA PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT, OR ANOTHER EMPLOYEE BENEFIT PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL OR FOREIGN LAW SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE, HAVE BEEN USED TO ACQUIRE THE NOTES OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF THE NOTE OR AN INTEREST THEREIN ARE AND WILL BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE INTERNAL REVENUE CODE BY VIRTUE OF PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 OR PTCE 96-23 (OR, IN THE
          CASE OF SUCH ANOTHER EMPLOYEE BENEFIT PLAN, DO NOT AND WILL NOT VIOLATE ANY SUBSTANTIALLY SIMILAR LAW)."

     Members of, or participants in, the Depositary shall have no rights under this Master Indenture or any Supplemental Indenture with respect to any Restricted Global Note held on their behalf by the Depositary, and the nominee of the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Restricted Global Note for the purpose of making payments and for all other purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of any Noteholder.

     (f) Offshore Book-Entry Provisions. This Section 3(f) shall apply only to the Regulation S Global Notes deposited with the Trustee as custodian for the Depositary for the accounts of Euroclear or Clearstream, Luxembourg (or to such other accounts as they may direct).

     The Issuer shall execute and the Trustee shall, in accordance with this
Section 3(f), authenticate and deliver initially one Regulation S Global Note with respect to each Series of Notes that (A) shall be registered in the name of the Depositary or the nominee of the Depositary, (B) shall be held by the Trustee as custodian for the Depositary or the nominee of the Depositary and (C) shall bear legends substantially to the following effect:

          "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE BENEFIT OF, U.S. PERSONS, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ACQUISITION HEREOF, THE HOLDER
          (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A "U.S. PERSON" AS DEFINED IN RULE 902 OF REGULATION S AND IS ACQUIRING THIS
          NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING A MINIMUM OF US$100,000 AGGREGATE

          PRINCIPAL AMOUNT OF NOTES; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE INITIAL ISSUANCE OF THE NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH ARCEL FINANCE LIMITED (THE "ISSUER") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER WAS THE OWNER OF THE NOTE (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT (A) TO THE ISSUER OR ANY AFFILIATE THEREOF,
          (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING A MINIMUM OF US$100,000 AGGREGATE PRINCIPAL AMOUNT OF NOTES, AND PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS NOTE TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). THE HOLDER MUST, PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR UPON OR AFTER THE RESTRICTION TERMINATION DATE.

          BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (I) NO ASSETS OF A PERSON WHO IS OR AT ANY TIME WHEN NOTES ARE HELD WILL BE AN ERISA PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT, OR ANOTHER EMPLOYEE BENEFIT PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL OR FOREIGN LAW SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE, HAVE BEEN USED TO ACQUIRE THE NOTES OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF THE NOTE OR AN INTEREST THEREIN ARE AND WILL BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE INTERNAL REVENUE CODE BY VIRTUE OF PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 OR PTCE 96-23 (OR, IN THE
          CASE OF SUCH ANOTHER EMPLOYEE BENEFIT PLAN, DO NOT AND WILL NOT VIOLATE ANY SUBSTANTIALLY SIMILAR LAW)."

     Members of, or participants in, the Depositary shall have no rights under this Master Indenture or any Supplemental Indenture with respect to any Regulation S Global Note held on their behalf by the Depositary, and the nominee of the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Regulation S Global Note for the purpose of making payments and all other purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of any Noteholder.

     Account holders or participants in Euroclear and Clearstream, Luxembourg shall have no rights under this Master Indenture with respect to the Regulation S Global Note, and the nominee of the Depositary may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the sole owner of such Regulation S Global Note, to the exclusion of Euroclear and Clearstream, Luxembourg and any participant in either of them, for the purpose of making payments and for all other purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of any Noteholder.

     (g) Restricted Definitive Notes Sold Initially to Institutional Accredited Investors.

     Restricted Definitive Notes sold to Institutional Accredited Investors shall require a minimum purchase of US$100,000 aggregate principal amount of Notes. Restricted Definitive Notes (i) offered and sold to Institutional Accredited Investors who are not QIBs or (ii) issued pursuant to Section 5 of this Master Indenture shall be issued in the form of permanent certificated notes in registered form in substantially the form set forth in a schedule to the Supplemental Indenture with respect to the related Series of Notes.

     Section 4. Replacement of Notes; Cancellation of Notes.

     (a) Each Paying Agent shall transmit to the Trustee any request from a Noteholder for the replacement of a mutilated, defaced, destroyed, stolen or lost Note. The Trustee is hereby authorized, in accordance with the Terms and Conditions set forth in the Notes and this paragraph and upon provision of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed, stolen or lost, together with such indemnity provided by such holder as the Trustee and the Issuer may require (which may include a third party indemnity), from time to time to authenticate and deliver Notes in exchange for or in lieu of Notes which become mutilated, defaced, destroyed, stolen or lost. Mutilated or defaced Notes must be surrendered before replacements will be issued. Any Note authenticated and delivered in exchange for or in lieu of any such Note shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such Note, and neither gain nor loss in interest shall result from such exchange or substitution.

     (b) All Notes surrendered for payment or retirement shall be delivered to the Trustee or its designated agent. Each Paying Agent in the case of Global Notes and the Issuer in the case of Restricted Definitive Notes purchased by any Institutional Accredited Investor shall cancel each Note surrendered to it for payment prior to delivering each such Note to the Trustee or its designated agent. The Trustee or its designated agent shall deliver all such cancelled Notes to the Issuer and shall furnish to the Issuer a certificate in respect of such cancelled Notes which will indicate the amount paid in respect of such Notes so paid and cancelled, the series and serial numbers of such Notes in numerical sequence and the total number and maturity dates of such Notes. The Trustee shall keep a full and complete record of all Notes (for the period referred to in Section 9(d) hereof or until such time as this Master Indenture has terminated and no Notes are outstanding) and their payment, cancellation and delivery to the Issuer and shall inform the other Paying Agents of the series and serial numbers of such cancelled Notes. The Trustee shall make such record available at all reasonable times to the Issuer, the Servicer and the Paying Agents.

     (c) All Notes to be exchanged as provided in this Section 4 shall be surrendered to any Paying Agent in the case of Global Notes and the Issuer in the case of Restricted Definitive Notes purchased by any Institutional Accredited Investor, and transmitted to the Trustee, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the holder making the exchange shall be entitled to receive.

     Section 5. Exchange of Interests in Global Notes for Restricted Definitive Notes; Execution and Authentication of Restricted Definitive Notes.

     (a) Interests in any Global Note of any Series of Notes will be exchangeable for corresponding Definitive Notes of such Series, only if (i) the Depositary at any time notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note, or ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days of receiving such notification, or (ii) an Accelerated

Amortization Event shall have occurred and be continuing and Definitive Notes are requested by the beneficial owners of 25% or more of the aggregate principal amount of the Notes at such time outstanding.

         (i) Upon the occurrence and continuation of any event specified in 5(a)(i) above, the Trustee shall, upon the written request and instruction of the Depositary acting on behalf of a beneficial owner of an interest in any Restricted Global Note or Regulation S Global Note of any Series and upon endorsement pursuant to Section 5(b) below, but subject to Section 6(b) below, authenticate and deliver to the Depositary for the account of such beneficial owner, in exchange for the portion of the Restricted Global Note or Regulation S Global Note of such Series beneficially owned by such owner, Restricted Definitive Notes or Regulation S Definitive Notes of such Series, as the case may be, in a principal amount at such time outstanding equal to the aggregate principal amount at such time outstanding of the interest in such Restricted Global Note or Regulation S Global Note beneficially owned by such owner, but only, with respect to any beneficial owner of an interest in a Regulation S Global Note, upon delivery by the Depositary of a certificate signed by Euroclear or Clearstream, Luxembourg, acting on behalf of such beneficial owner, to the Trustee, substantially in the form of an exhibit to the Supplemental Indenture for the related Series of Notes.

         (ii) In the event that Definitive Notes are issued in exchange for Global Notes, they will be issued in the form of registered Notes. No service charge will be made for any registration of transfer or exchange of Definitive Notes, but the Trustee may require payment from the Noteholder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. In the case of Definitive Notes issued in exchange for the Restricted Global Notes, such Notes will bear, and be subject to, the legend referred to in
Section 3(e) hereof.

     (b) Upon exchange of any part of any Global Note of any Series for Definitive Notes of such Series, such part of the principal amount then outstanding of such Global Note shall be endorsed on Annex A thereto by the Trustee upon presentation for such purpose by the Depositary, whereupon the principal amount of such Global Note outstanding immediately prior to such presentation shall be reduced by the amount so exchanged or endorsed. Upon reduction to zero of the outstanding principal amount of any Global Note in accordance with this Section 5(b), the Trustee shall obtain delivery of such Global Note from the Depositary and the Trustee shall cancel such Global Note, or cause such Global Note to be cancelled, and shall deliver the Global Note so cancelled to the Issuer.

     (c) The Trustee shall cause all Definitive Notes of any Series delivered to and held by it hereunder to be maintained in safe custody and shall ensure that such Notes are delivered only in accordance with the related Global Note of such Series and the provisions of this Master Indenture.

     Section 6. Transfer and Exchange of Notes.

     (a) The Trustee, as agent of the Issuer for this purpose, shall maintain at its Corporate Trust Office a register of Notes of each Series (the "Register") issued pursuant to a Supplemental Indenture for the registration, and registration of transfers and exchange, of Notes of such Series.

Upon presentation for transfer or exchange of any Notes of a Series at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer or exchange in the form approved by the Issuer (it being understood that, until notice to the contrary is given to Noteholders and the Enhancer, if any, with respect to any Series of Notes, the Issuer shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any
Note), executed by the registered holder, in person or by such holder's attorney thereunto duly authorized in writing, such Note shall be transferred upon the register for the Note, and a new Note shall be authenticated and issued in the name of the transferee.

     (b) Notwithstanding any provisions to the contrary herein, so long as a Global Note of any Series remains outstanding and is held by on behalf of the Depositary, transfers of such Global Note, in whole or in part, shall only be made in accordance with this Section 6(b).

         (i) Subject to clauses (ii) through (iv) of this Section 6(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (ii) If an owner of a beneficial interest in a Restricted Global Note of any Series deposited with the Depositary wishes at any time to exchange its interest in such Restricted Global Note for an interest in a Regulation S Global Note of such Series, or to transfer its interest in such Restricted Global Note to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note of such Series, such owner of such beneficial interest may, subject to the rules and procedures of the Depositary, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Note of such Series, provided that the following conditions are complied with. Upon receipt by the Trustee, at its Corporate Trust Office of (A) instructions given in accordance with the Depositary's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note of such Series in an amount equal to the beneficial interest in the Restricted Global Note of such Series to be exchanged or transferred, (B) a written order from the Depositary given in accordance with the Depositary's procedures containing information regarding the Euroclear or Clearstream, Luxembourg account (or such other account with the Depositary) to be credited with such increase and (C) a certificate given by the owner of such beneficial interest in the form of an exhibit to the Supplemental Indenture for the related Series of Notes together with a statement from the DTC participant identifying the owner of such beneficial interest. The Trustee shall reduce the Restricted Global Note of such Series and shall increase the Regulation S Global Note of such Series by the aggregate principal amount of the beneficial interest in the Restricted Global Note of such Series to be so exchanged or transferred and the Trustee shall concurrently inform the Depositary of the Notes of such Series so exchanged or transferred, and shall instruct the Depositary to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Note of such Series equal to the reduction in the principal amount of such Restricted Global Note and to debit or cause to be debited from the account of the person giving such instructions a beneficial interest in such Restricted Global Note equal to the increase in the principal amount of the Regulation S Global Note of such Series.

         (iii) If a Euroclear participant or a Clearstream, Luxembourg participant or any other participant in the Depositary holding an interest in the Regulation S Global Note of any Series wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Restricted Global Note of such Series, or to transfer its interest in such Regulation S Global Note to a person who wishes to take delivery thereof in the form of an interest in Restricted Global Note, such owner of such beneficial interest may, subject to the rules and procedures of Euroclear or Clearstream, Luxembourg and/or the Depositary, as the case may be, exchange or cause the exchange of such interest for, or transfer or cause the transfer of such interest to a person in the form of, an equivalent beneficial interest in the Restricted Global Note of such Series. Upon receipt by the Trustee at its Corporate Trust Office of (A) instructions from the Depositary directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Global Note of such Series equal to the beneficial interest in the Regulation S Global Note of such Series to be exchanged or transferred, such instructions to contain information regarding the agent member's account with the Depositary to be credited with such increase, and, with respect to an exchange or transfer of an interest in such Regulation S Global Note, information regarding the agent member's account with the Depositary to be debited with such decrease, and (B) a certificate in the form of an exhibit to the Supplemental Indenture for the related Series of Notes given by the holder of such beneficial interest accompanied by a statement from the participant in the Depositary through whom such beneficial owner's interest is held, identifying the transferor, the Trustee shall reduce the Regulation S Global Note of such Series and shall increase the Restricted Global Note of such Series by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Trustee shall concurrently inform the Depositary of the Notes to be exchanged or transferred, and shall instruct the Depositary to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Restricted Global Note of such Series equal to the reduction in the principal amount of such Regulation S Global Note and to debit or cause to be debited from the account of the person giving such instructions a beneficial interest in the Regulation S Global Note equal to the increase in the principal amount of such Restricted Global Note.

         (iv) In the event that a Global Note of any Series is exchanged for Definitive Notes of such Series pursuant to Section 5 hereof, such Notes may be exchanged or transferred only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) and (iii) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer.

     (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register for each Series of Notes maintained by the Trustee. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

     (d) If Notes of any Series are issued upon the transfer, exchange or replacement of Notes of such Series not bearing the applicable legends required by the forms of Note attached in the related schedules to the Supplemental Indenture for such Series of Notes hereto (collectively, the "Legend"), the Notes so issued shall not bear the Legend. If Notes of any Series are issued upon the transfer, exchange or replacement of Notes of such Series bearing the Legend, or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of New York counsel reasonably acceptable to the Issuer, as may be reasonably required by the Issuer that neither the Legend nor the restriction on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, or that such Notes are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver a Note that does not bear the Legend.

     (e) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a beneficial interest in the other Global Note will, upon transfer, cease to be a beneficial interest in such Global Note and become a beneficial interest in the other Global Note and, accordingly, will thereafter be subject to any transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. Title to beneficial interests in the Notes will pass upon registration of the transfer on the securities records of the Depositary. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with the Depositary's applicable procedures (in addition to those set forth herein) and, if applicable, those of Euroclear and Clearstream, Luxembourg.

     (f) The holder of a Definitive Note of any Series may transfer all or a portion of such Note by surrendering it at the office or agency maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York or at the office of any Paying Agent.

     Section 7. Payment of Amounts into the Collection Account and the Accumulation Account.

     (a) In order to provide for the payment of principal of and interest on the Notes of each Series on each Payment Date with respect to such Series, simultaneously with the execution of this Master Indenture, the Trustee, the Seller, the Servicer, the Issuer and the Parent are entering into a Collection Agency Agreement, dated as of the date hereof (the "Collection Agency Agreement") with the Collection Agent, under which the Collection Agent will collect payments on Receivables (the "Collections") on behalf of the Issuer, subject to the interest of the Trustee on behalf of the Noteholders and the Enhancer, if any, with respect to any Series of Notes and distribute such payments as described herein.

     (b) Each Customer shall be provided with an irrevocable notification (each, an "Irrevocable Notification") issued by the Seller or any other Seller to the effect that (i) such Seller has transferred to the Issuer existing and future Receivables of such Customer owing to the Seller; (ii) the Issuer has granted a security interest in all such Receivables to the Trustee; (iii) the Seller is irrevocably instructing each such Customer to make all payments due to the Seller to the Collection Agent for deposit into one of the following accounts of the Collection Agent, as applicable, each as a control account of the Trustee for the benefit of Noteholders and subject to a security interest of the Trustee, (A) a U.S. dollar-denominated account of the

Collection Agent (for all Customers making payment in U.S. dollars) (the "Dollar Account") or (B) an account of the Collection Agent denominated in Euros (for all Customers making payments in Euro) (the "Euro Account") and (C) one or more separate accounts for the receipt of Customer payments in currencies other than U.S. dollars or Euros (the "Other Currency Accounts", and the Other Currency Accounts, collectively with the Dollar Account and the Euro Account being the "Collection Account" and each, separately, a "Constituent Account"); and (iv) the terms of the irrevocable notification may be changed only by written notice from the Trustee. All payments made by Customers in a currency other than U.S. dollars will be made by such Customer for the credit of the respective currency account (the Euro Account or an Other Currency Account). At the end of each Business Day, the Collection Agent shall arrange for the exchange of amounts paid into the Euro Account or any Other Currency Account, as the case may be, for U.S. dollars and credit such U.S. dollar amounts to the Dollar Account; provided, however, that on and after the date on which U.S. dollar amounts in the Accumulation Account are sufficient to meet the applicable Required Amount, so long as no Early Amortization Event or Accredited Amortization Event has occurred and is continuing, the Collection Agent shall no longer arrange for the exchange of amounts held in the Euro Account or such Other Currency Account for U.S. dollars. Such amounts credited to the Euro Account or Other Currency Account but not required to be converted shall be notionally credited to the Collection Account at the U.S. dollar spot rate agreed to by the Seller and the Collection Agent for purposes of calculating the required coverage ratios set forth in any applicable Supplemental Indenture. All U.S. dollar amounts so exchanged shall be credited to the Dollar Account in same day funds.

     The Collection Agent will maintain the Collection Account and each of the Constituent Accounts as control accounts subject to the security interest of the Trustee for the benefit of the Noteholders and the Enhancer, if any. The Collection Agent may open additional Other Currency Accounts as Constituent Accounts, subject to the security interest of the Trustee for the benefit of the Noteholders and the Enhancer, if any, with respect to any Series of Notes to accept payments from future Customers making payments on Receivables in currencies other than U.S. dollars and Euros.

     (c) Aracruz (USA) Inc. and any successors thereto ("Aracruz (USA)") will provide irrevocable payment instructions to its customers notifying them to pay for BEKP sold to such customers to an account of Aracruz (USA), also established and maintained with the Collection Agent (the "USA Account"). The USA Account shall be pledged in favor of the Seller to secure the payment of Receivables payable by Aracruz (USA) to the Seller, and the Seller shall assign its rights to the USA Account to the Issuer. At the end of each Business Day, the Collection Agent shall transfer all amounts on deposit in the USA Account into the Collection Account. The Issuer will further assign its rights in the USA Account and amounts deposited therein to the Trustee as security for the Notes of any Series.

     (d) Simultaneously with the execution of this Master Indenture, the Trustee will open a trust account for the benefit of the Noteholders and the Enhancer, if any, with respect to any Series of Notes with the Collection Agent (the "Accumulation Account"). The Trustee will maintain the Accumulation Account as a trust account for the benefit of the Noteholders and the Enhancer, if any, with respect to any Series of Notes of each Series, as their interests may appear.

     Pursuant to the terms of the Collection Agency Agreement, the Collection Agent will transfer into the Accumulation Account all amounts deposited into the Collection Account during each Collection Period, excluding Collections committed, as set forth in Section 33 hereof, to collateralize Bank Loans, if any, until the balance in the Accumulation Account is equal to the aggregate of the Required Amounts for all outstanding Series of Notes and for such Collection Period (the "Aggregate Required Amount"), and the Trustee shall allocate such amounts among outstanding Notes of each Series based upon their respective Series' Interest Percentage. The Trustee shall certify to the Collection Agent the Required Amounts for each Collection Period with respect to each outstanding Series of Notes.

     So long as any Note of any Series remains outstanding, during any Collection Period the Collection Agent will not make any payment or other transfer (other than, and within the limits, as set forth in Section 33 hereof with respect to Bank Loans) out of the Collection Account other than to the Accumulation Account if the Collection Agent: (i) shall not have received written notice from the Trustee that all Required Amounts with respect to such Collection Period have been deposited into the Accumulation Account and (ii) shall have received a Deficiency Notice or any other written notice from the Trustee, the Issuer, the Seller or the Parent that an Early Amortization Event or an Accelerated Amortization Event (or any event that with the giving of notice or the passage of time or both would become an Early Amortization Event or an Accelerated Amortization Event) with respect to any outstanding Series of Notes has occurred and is continuing.

     A "Collection Period" shall be each calendar month, provided, however, that the first Collection Period following the Initial Closing Date will begin on the Initial Closing Date and will terminate on April 30, 2002.

     The "Required Amount" with respect to each Collection Period and each Series of Notes shall be equal to the sum of: (i) interest to accrue on such Series of Notes with respect to such Collection Period, (ii) the scheduled principal payment on such Series of Notes, if any, with respect to such Collection Period and (iii) all Additional Amounts due and payable with respect to such Series and such Collection Period.

     Section 8. Allocation of Series' Interests.

     Each Series of Notes shall have an equal and ratable security interest in the Receivables for each Collection Period (each, a "Series' Interest Percentage") will be such that Noteholders, the Enhancer, if any, with respect to any Series of Notes and the other recipients of the related Additional Amounts with respect to such Series are, collectively, entitled to a percentage of Collections (whether paid or payable) with respect to Receivables equal to:

         (i) if no Early Amortization Event or Accelerated Amortization Event with respect to any Series of Notes shall have occurred during such Collection Period, until the Collections allocated to all outstanding Series for such Collection Period equal the Required Amount in respect of such Series at the end of such Collection Period, a fraction, the numerator of which is equal to such Required Amount and the denominator of which is the Required Amount in respect of all Series of Notes are outstanding at the end of such Collection Period, and

         (ii) if an Early Amortization Event or Accelerated Amortization Event shall have occurred during such Collection Period and if Notes of such Series are outstanding during such Collection Period, a fraction,

               (A) the numerator of which is the aggregate outstanding principal amount of Notes of such Series (without giving effect to any payments made under any Enhancement Agreement) outstanding at the end of such Collection Period in which such Early Amortization Event or Accelerated Amortization Event shall have occurred, and

               (B) the denominator of which is the aggregate principal amount of Notes of all Series (without giving effect to any payments made under any Enhancement Agreement) outstanding at the end of such Collection Period;

     Section 9. Payments on the Notes.

     (a) Payments of interest on and scheduled principal of with respect to each Series of Notes and related Additional Amounts will be made by the Trustee, to the extent of available funds in the Accumulation Account, on the first day of the month immediately following the last day of each Collection Period (each, a "Payment Date") into a trust account established and maintained by the Trustee as Principal Paying Agent to make payments with respect to the Notes of each Series (each, a "Paying Agent Account"). Any payment of principal or interest otherwise required to be made in respect of a Note and related Additional Amounts on a Payment Date that is not a Business Day will be made on the next succeeding Business Day, with the same force and effect as if made on such Payment Date, and no additional interest shall be payable in respect of such delay. Payments will be made by the Principal Paying Agent, to the extent of available funds in the related Paying Agent Account, to the person in whose name a Note of the related Series is registered at the close of business on the date ten days immediately preceding such Payment Date (whether or not a Business
Day). Payments with respect to the Notes of a Series will be allocated as set forth in Section 8. All payments of amounts due by the Issuer in respect of any Series of notes or by the Parent under the Parent Guarantee will be made in United States dollars in immediately available funds without withholding or deduction for or on account of any present or future taxes or duties of whatever nature ("Taxes") imposed or levied by or on behalf of the Cayman Islands, Panama or Brazil, as the case may be, or any authority in the Cayman Islands, Panama or Brazil, as the case may be, unless the withholding or deduction of such taxes or duties is required by law. However, in the event that any such Taxes are required to be paid, the Issuer will pay such additional amounts as shall be necessary in order that the net payments on the Notes shall equal the amount which would have been received by the holder thereof in the absence of such Taxes. Payments made by or on behalf of the Issuer with respect to a Series of Notes to the Accumulation Account maintained by the Trustee in accordance with the provisions set forth in the Indenture shall be deemed to, and shall, fully discharge the Issuer's obligations to the Noteholders of such Series with respect to the amounts paid, when received by the Trustee in the Accumulation Account.

     (b) (i) In the event the Trustee does not have, in the aggregate, in the Accumulation Account and in the applicable Reserve Account an amount required to be paid into each Paying Agent Account and to the Noteholders of each Series outstanding on any Payment Date, no later than 11:00 a.m. (New York City time) on the date that is five Business Days immediately preceding such Payment Date, the Trustee shall give notice to the Enhancer, if any, with respect to any Series of Notes with respect to each Series of Notes, the Servicer, the Seller and the Parent, and at or prior to 10:30 a.m. (New York City time) on the second Business Day immediately following delivery of such notice, the Seller shall make a payment (each such payment, a "Seller Advance") in immediately available funds in U.S. dollars into the Accumulation Account in an amount (the "Shortfall Amount") sufficient to cause the amount on deposit in the Accumulation Account to equal the Aggregate Required Amount with respect to such Payment Date.

          (ii) In the event that the Seller does not make the payment of the Shortfall Amount as set forth in the immediately preceding sentence, the Trustee shall, no later than 12:00 noon (New York City time) on the Business Day three Business Days immediately preceding the related Payment Date, notify the Enhancer, if any, with respect to each Series of Notes, the Parent, the Servicer and the Seller and, at or prior to 10:30 a.m. (New York City time) on the next succeeding Business Day, the Parent shall make a payment of the Shortfall Amount pursuant to the terms of the Parent Guarantee into the Accumulation Account.

          (iii) In the event that the Parent does not make the payment of the Shortfall Amount as set forth in the immediately preceding sentence and the related Series of Notes benefits from an Enhancement Agreement, the Trustee shall, not later than 12:00 noon (New York City time) on the date two Business Days immediately preceding such Payment Date, notify the Enhancer, if any, with respect to each Series of Notes and at such time the Trustee shall make a claim for payment under the terms of the Enhancement Agreement with respect to the related Series of Notes for payment into the Paying Agent Account at or prior to 10:30 a.m. (New York City time) on the related Payment Date.

          (iv) In the event that the Shortfall Amount is not paid as provided pursuant to clauses (i) or (ii) above, the Trustee shall immediately give notice by telex or telecopy to the Enhancer, if any, with respect to each Series of Notes, the Issuer, the Parent, the Servicer, the Collection Agent, and the Paying Agents (A) stating that an Accelerated Amortization Event has occurred under the Indenture; (B) specifying all amounts then due and payable and not theretofore paid to the Trustee and (C) setting forth the actions to be taken pursuant to the terms of the related Supplemental Indenture until such time as such Shortfall Amount shall have been paid.

     (c) At least ten Business Days prior to the first Payment Date for any Series (and at least ten Business Days prior to each succeeding Payment Date with respect to each such Series if there has been any change with respect to the matters set forth in the below-mentioned certificate), the Issuer will furnish to the Trustee, the Enhancer, if any, with respect to any Series of Notes and the Paying Agents a certificate of an officer of the Issuer or a duly appointed attorney-in-fact instructing the Trustee and the Paying Agents whether payments under the Notes due on any date shall be without deduction or withholding for or on account of any Taxes. The Servicer, on behalf of the Issuer, shall notify the Trustee and the Enhancer, if any, with respect to any Series of Notes promptly if there shall be any change in the matters set forth in such certificate. If any such deduction or withholding shall be required, then (i) prior to the date of any such payment the Issuer will furnish the Trustee, the Enhancer, if any, with respect to any

Series of Notes and the Paying Agents with a certificate which specifies the amount, if any, required to be withheld on such payment to Noteholders and certifying that such amount will be withheld and paid by the Issuer, (ii) the amount required to be deducted or withheld by the Issuer shall be so deducted or withheld, and (iii) the Issuer will pay such additional amounts as shall be necessary in order that the net payments on the Notes shall equal the amount which would have been received by the holder thereof in the absence of such deduction or withholding. Each of the Issuer and the Seller covenants and agrees hereunder and the Parent will covenant and agree under the Parent Guarantee to indemnify the Trustee, the Enhancer, if any, with respect to any Series of Notes and the Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with actions taken or omitted by any of them in reliance on any certificate furnished pursuant to this paragraph or the failure to provide such certificate. Any certificate required by this Section 9(c) to be provided to the Trustee, the Enhancer, if any, with respect to any Series of Notes and any Paying Agent shall be deemed to be duly provided if telecopied to the Trustee, the Enhancer, if any, with respect to any Series of Notes and such Paying Agent. The obligations of the Issuer and Seller hereunder and of the Parent under the Parent Guarantee to indemnify the Trustee, the Enhancer, if any, with respect to any Series of Notes and each Paying Agent and any predecessor of any of them shall survive the resignation or removal of such Trustee or Paying Agent, payment of any or all of the Notes and the satisfaction and discharge of this Master Indenture.

     Notwithstanding the terms of this Section 9(c), the Issuer and the Seller shall have no such obligation with respect to any payment on any Note, and the Parent will have no such obligation with respect to the Parent Guarantee, (A) on behalf of a Noteholder who is liable for taxes or duties in respect of such note by reason of his having some connection with the Cayman Islands, Panama or Brazil, as the case may be, other than the mere holding of such Note or the receipt of amounts due in respect thereof, or (B) presented for payment more than 15 days after the Relevant Date except to the extent that such holder would have been entitled on presenting the same for payment at the close of such 15 day period. As used herein "Relevant Date" in respect of any payment means the date on which such payment first becomes due but, if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the date on which the full amount of such moneys is received and notice to that effect is duly given to the Noteholders in accordance with the provisions contained herein. Any reference in any Note or the Parent Guarantee to principal and/or amounts due shall be deemed also to refer to any additional amount which may be payable under the undertakings referred to in this paragraph.

     Section 10. Investment and Release of Collections.

     (a) Collections transferred at the end of each Business Day to the Accumulation Account pursuant to the terms of the Collection Agency Agreement shall be invested by the Trustee, at the written direction of the Seller, in Eligible Investments (as defined in the applicable Supplemental Indenture). Each Series will have an interest in such investments in proportion to its undivided interest in amounts held by the Trustee in the Accumulation Account at the time of such investment. All interest and income earned from such investments will be credited to the respective account and allocated to the Series on the applicable Payment Date and, if the amount of such interest and income on deposit in the Accumulation Account and allocated to a Series of Notes exceeds the Required Amount for such Series of Notes and such Collection Period, such excess will be applied against the Required Amount for such Series for the immediately succeeding Collection Period. Investments will be made at the sole risk of the Seller.

     "Eligible Investments" shall be U.S. dollar-denominated securities with a maturity to be fixed by the Servicer, but on no account to be after the Business Day immediately preceding the next Payment Date, possessing a short-term rating no lower than A-1 and P-1 by Standard & Poor's and Moody's, respectively. Each Series of Notes will have an interest in such investments in proportion to its Series' Interest Percentage in amounts held by the Trustee in the Accumulation Account at the time of such investment. All interest and income earned from such investments will be credited to the respective account and allocated to the Series on the applicable Payment Date and, if the amount of such interest and income on deposit in the Accumulation Account and allocated to a Series of Notes exceeds the Required Amount for such Series for such Collection Period, such excess will be applied against the Required Amount for such notes for the immediately succeeding Collection Period. Investments will be made at the sole risk of the Seller. Income earned from Eligible Investments will not constitute Excess Collections. The Seller shall instruct the Trustee with respect to the investment of amounts in the Accumulation Account in Eligible Investments.

     (b) Provided that (i) the Trustee has notified the Collection Agent in writing that the aggregate amount of Collections for Receivables in respect of any Collection Period that are on deposit in the Accumulation Account are at least equal to the Aggregate Required Amounts for each outstanding Series of Notes for such Collection Period, and (ii) none of the Trustee, the Seller, the Servicer, the Enhancer, if any, with respect to any Series of Notes or the Parent has notified the Collection Agent in writing that an event has occurred and is continuing that is, or would become, with the passage of time or giving notice or both, an Early Amortization Event or an Accelerated Amortization Event, the Collection Agent will deliver to or at the direction of the Servicer on behalf of the Issuer from the Collection Account all Collections in excess of the Aggregate Required Amounts for all outstanding Series of Notes, with respect to such Collection Period ("Excess Collections") as a reinvestment in Receivables to be generated in subsequent Collection Periods and as a repayment of any Seller Advances to the Seller. After the principal of, premium, if any, and interest on a Series of Notes, and all other Required Amounts in respect of such Notes, have been paid in full, if any funds remain on deposit in the Accumulation Account that are allocable to such Series, an adjustment in the Series' Interest Percentage in the Receivables sold to the Issuer shall be made and, accordingly, such funds shall constitute Excess Collections and be released to or at the written direction of the Servicer on behalf of the Issuer.

     Section 11. Priority of Payment.

     (a) Not later than 10:30 a.m. (New York City time) on the Payment Date related to each Collection Period, provided there has been no occurrence or declaration of an Early Amortization Event or an Accelerated Amortization Event, the Trustee will apply the balance in the Accumulation Account allocable with respect to each Series in accordance with its Series' Interest Percentage to the payment of amounts owing in respect of such Series of Notes in the following order of priority:

     first, to satisfy when due all Additional Amounts due to the Collection Agent, the Trustee and any Paying Agent with respect to such Series of Notes;

     second, to deposit the Required Amount for such Series into such Series' Paying Agent Account. The amount on deposit in the Paying Agent Account for such Series of Notes will then be applied:

          first, to pay accrued but unpaid interest with respect to the Notes of such Series;

          second, to pay all unpaid scheduled principal of the Notes of such Series;

          third, to pay Additional Amounts due and payable to the Enhancer, if any, with respect to such Series;

          fourth, to pay any Required Amounts into the Reserve Account, if any, with respect to such Series; and

          fifth, to pay all other outstanding Additional Amounts in respect of the Notes of such Series.

     (b) Not later than 10:30 a.m. (New York City time) on each Payment Date following the occurrence and continuation of an Early Amortization Event with respect to a Series of Notes, and until such condition has been corrected or waived, the Noteholders of such Series will be entitled to receive, on each Payment Date during such Early Amortization Event, (a) the aggregate amount of interest accrued on such Notes with respect to the related Collection Period, plus (b) the scheduled principal payment, if any, with respect to such Notes on such Payment Date, plus (c) two times the amount of the maximum scheduled unpaid principal payment with respect to any subsequent Payment Date for each such Series of Notes. In such event, Collections in such amount and all other amounts allocable to the Notes of each Series, including all Additional Amounts, will be transferred by the Collection Agent to the Accumulation Account and thereafter to the applicable Paying Agent Account for each Series in proportion to its Series' Interest Percentage for distribution to the Noteholders and the recipients of Additional Amounts, as applicable, on each such Payment Date until such Early Amortization Event has been cured or until all principal and interest on the Notes of such Series or any Additional Amount with respect thereto have been paid in full.

     On each Payment Date, the Paying Agent will apply all such funds from the applicable Paying Agent Account to the payment of amounts owing in respect of such Series of Notes in the following order of priority:

          first, to satisfy when due all Additional Amounts due to the Collection Agent, the Trustee and any Paying Agent with respect to such Series of Notes;

          second, to pay first, accrued but unpaid interest on the Notes of such Series and then all unpaid scheduled principal of the Notes of such Series on such Payment Date;

          third, to pay Additional Amounts due and payable to the Enhancer with respect to such Series, if any;

          fourth, to pay the remaining unpaid principal of the Notes of such Series as a prepayment of the last scheduled maturities of principal until all principal on the Notes of such Series has been paid in full; and

          fifth, to pay all other Additional Amounts that are outstanding in respect of the Notes of such Series.

     (c) Immediately upon receipt by the Collection Agent of notice of the occurrence of an Accelerated Amortization Event with respect to a Series of Notes in accordance with Section 15(a), and so long as such Accelerated Amortization Event shall continue uncured and unwaived, the Collection Agent shall cease to pay any amount deposited into the Collection Account to or at the direction of the Issuer as Excess Collections and shall hold all such funds and any funds subsequently paid into the Collection Account during the continuation of such Accelerated Amortization Event subject to the instruction of the Trustee. With respect to an Accelerated Amortization Event for which no notice of acceleration on behalf of the Enhancer, if the Controlling Party, or Noteholders, as the case may be, of such Series is required to be provided to the Trustee under the related Supplemental Indenture, the Trustee shall promptly, and with respect to all other Accelerated Amortization Events, the Trustee shall promptly, upon receipt of written notice (each, an "Acceleration Notice") from the Enhancer, if the Controlling Party, or otherwise from the holders of not less than 35% of the outstanding Notes of such Series, as the case may be, notify the Collection Agent, the Issuer, the Seller, the Servicer, the Parent, the Enhancer and the Rating Agencies of (i) the Adjusted Required Amount (as defined below), (ii) the amount then on deposit in the Accumulation Account allocable to the Notes of such Series and (iii) the amount equal to the difference between (i) and (ii) above, to be deposited into the Accumulation Account available for payment to the Noteholders of such Series. If given by the Noteholders of a Series, such notice may be given without a meeting of such Noteholders being called. The Seller will be required, not later than the date that is two Business Days thereafter, to deposit such amount with respect to the Notes into the Accumulation Account for the benefit of the Notes of such Series and the Trustee shall thereafter cause the Adjusted Required Amount to be transferred from the Accumulation Account to the applicable Paying Agent Account on or prior to the Business Day next preceding the related Payment Date.

     (d) Any such acceleration based on delivery of an Acceleration Notice may be waived or reversed by the Enhancer, if the Controlling Party, or otherwise by the vote of the holders of not less than 51% of the aggregate principal amount of Notes of such Series at such time outstanding, as the case may be. All other waivers or decisions to be made by the Controlling Party or the Noteholders, as the case may be, shall be made according to the terms of Section 22 hereof. After the occurrence or declaration of an Accelerated Amortization Event with respect to one or more Series of Notes and until the Adjusted Required Amount with respect to all such Series is paid in full, the Collection Agent will pay into the Accumulation Account and the Trustee will distribute all Collections and other amounts held by it based on each Series' Interest Percentage to the applicable Paying Agent Account. On the day the Seller deposits the Adjusted Required Amount in respect of a Series of Notes into the Accumulation Account, the Trustee will distribute such amount to the respective Series' Paying Agent Account for application to the payment of all Required Amounts with respect to such Series. If an Adjusted Required Amount is owing in respect of more than one Series of Notes and the Seller pays only a portion of the aggregate Adjusted Required Amount that is owing with respect to all such Series, such payment will be allocated ratably among the applicable Series in accordance with their respective outstanding principal amounts at the time of such deposit. At any time after the Trustee has declared an Adjusted Required Amount with respect to a Series of Notes to be due and payable pursuant to this Section 11, the Trustee upon the direction of the Enhancer, if the Controlling Party with respect to any Series of Notes, or otherwise the holders of a Majority in Interest of such Series by written notice to the Issuer, the Seller, the Servicer, the Enhancer, if any, with respect to any Series of Notes and the Parent may rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all Additional Amounts with respect to any Series then due under the Indenture, the Notes of such Series or any of the Transaction Documents or Note Documents and (ii) the Trustee has Actual Knowledge that all other Accelerated Amortization Events in respect of such Series have been cured or waived in writing.

     In any such event the Paying Agent will apply all amounts on deposit in the applicable Paying Agent Account owing in respect of such Series of Notes in the following order of priority:

          first, to satisfy when due all Additional Amounts due but unpaid to the Collection Agent, the Trustee and any Paying Agent with respect to such Series of Notes;

          second, to pay first, accrued but unpaid interest on the Notes of such Series and then all unpaid scheduled principal of the Notes of such Series on such Payment Date;

          third, to pay Additional Amounts due and payable to the Enhancer with respect to such Series of Notes, if any;

          fourth, to pay the remaining unpaid principal of the Notes of such Series to the Noteholders; and

          fifth, to pay all other Additional Amounts that are outstanding in respect of the Notes of such Series.

     Section 12. Payment of Amounts Due under the Notes to Noteholders by
Trustee.

     (a) Subject to receipt of the payments by the Trustee as provided in this
Section 12(a) and Section 12(b) hereof, which payments shall be in an amount sufficient to fully discharge the Issuer's obligations to the Noteholders with respect to the next succeeding Payment Date, the Trustee shall act as trustee on behalf of such Noteholders, and the Paying Agents shall act as paying agents for the Issuer for the Notes and pay or cause to be paid on behalf of the Issuer on and after each due date for payment the amounts due to be paid in accordance with the terms and conditions of this Master Indenture. Notwithstanding the foregoing provisions of this paragraph, if, for any reason (other than gross negligence, willful misconduct or bad faith on the part of any of the Trustee and the Paying Agents) the amounts paid to the Trustee pursuant to Section 9(a) and (b) hereof shall be insufficient to satisfy all claims for amounts due on the Payment Date or any Redemption Date of the Notes with respect to which such payment was made, neither the

Trustee nor the Paying Agents shall be bound to pay any such claim until the Trustee has received the full amount thereof or other arrangements satisfactory to the Trustee have been made.

     (b) With respect to Restricted Definitive Notes, payment at or from the offices of the Principal Paying Agent or the Paying Agents hereunder shall be made by check or, subject to the Terms and Conditions of the applicable Series of Notes, by transfer to a United States dollar account maintained by such Noteholder, in the case of holders of Regulation S Definitive Notes, with a bank located outside the United States and, in the case of holders of Definitive Restricted Notes, with any bank. Wire instructions given by a Noteholder to the Principal Paying Agent, in the case of a payment of interest and/or principal other than a final payment of principal and interest, or to the Paying Agent to whom such Note shall be presented and surrendered, in the case of a final payment of principal, must be received in writing in the office of the Principal Paying Agent or Paying Agents, as the case may be, at least ten Business Days prior to the Payment Date and in the case of a final payment of principal and interest, if any, such Note must be presented on the Payment Date at such office in sufficient time to meet the wire requirements of the Principal Paying Agent or the Paying Agents, as the case may be. Payment of amounts due with respect to Global Notes will be made by the Principal Paying Agent to the Depositary in accordance with the terms set forth in the Global Notes, the forms of which are annexed to the related Supplemental Indenture for each Series of Notes.

     (c) The Trustee shall credit or transfer to the account of the Paying Agents the amount of any payments made by them as aforesaid immediately upon receipt from such Paying Agents of notification (by telecopy or letter) of any such amount, together with the series and serial numbers of the Notes which have been presented to the Paying Agents for payment, and the Trustee shall charge the Note Account for all payments made to the Paying Agents on behalf of the Issuer. The Paying Agents shall indemnify the Trustee for all moneys paid to them by the Trustee for payment on the Notes.

     (d) Notes in respect of which the Issuer has made payment to the Trustee of all amounts payable under the terms of the Note Documents will become void unless presented for payment within three years from the date of the last such payment (each such Restricted Definitive Note that so becomes void being a "Prescripted Definitive Note", and each such Global Note that so becomes void being a "Prescripted Global Note"). The Trustee shall use reasonable efforts to obtain the return of any Prescripted Global Note, and the Trustee or the Paying Agents shall annotate any Prescripted Definitive Notes received by them as being void for payments. The Trustee or, as the case may be, the Paying Agents shall return to the Issuer any such voided Prescripted Definitive Notes or Prescripted Global Notes. Any moneys paid by the Issuer to the Trustee for the payment of principal, interest, Additional Amounts, if any, or interest on overdue amounts, if any, in respect of any Prescripted Definitive or Global Note upon the written request of the Issuer, will then revert to the Issuer, and all liability of the Trustee, any Paying Agent and the Issuer with respect thereto will thereupon cease; provided, however, that the Trustee, before being required to make any such payment to the Issuer, may at the expense of the Issuer mail or deliver by courier to each registered Noteholder, at the address included in the Register maintained by the Trustee, a notice in English that such money remains unclaimed and that, after a date specified therein, any unclaimed balance of such money then remaining will be repaid to the Issuer, the Seller or the Parent, as the case may be.

     (e) Subject to the provisions of Section 12(d) above and Section 29 below, all moneys deposited with the Trustee pursuant hereto shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes, this Master Indenture and the applicable Supplemental Indenture, to the payment as required hereby and thereby, through any Paying Agent, to the Noteholders with respect to which such deposit has been made.

     Section 13. Payment of Trustee and Paying Agents' Fees, Costs and Expenses; Indemnity.

     (a) The Issuer and the Seller each, severally and jointly, agrees to pay to each of the Trustee and the Paying Agents in freely transferable United States dollars without deduction for or on account of any taxes or governmental charges, as and when due in accordance with their respective written agreements with the Issuer and the Seller, such compensation in respect of, in the case of the Trustee, the Trustee's services as trustee hereunder and under any Supplemental Indenture and, in the case of each of the Paying Agents, each such Paying Agent's services as paying banker for the Issuer under this Master Indenture and under any Supplemental Indenture as shall be agreed upon in writing by the Issuer and the Seller and the Trustee and each such Paying Agent, as the case may be, together with documented or invoiced reasonable out-ofpocket expenses (including, without limitation, advertising, cable, telecopy, postage, costs and reasonable fees and expenses of its counsel and agents) incurred by it in connection with its services under this Master Indenture.

     (b) The Issuer, the Seller and the Parent each, severally and jointly, agrees to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, liability or expense (including the reasonable costs and expenses of investigating or defending against any claim of liability) arising out of or in connection with its acceptance of its appointment hereunder or its acting as Trustee or Paying Agent, as the case may be, hereunder or arising under any of the Note Documents or the Transaction Documents; provided, however, that neither the Trustee nor any Paying Agent shall be indemnified for or held harmless against any such loss, liability or expense resulting from its gross negligence, willful misconduct or bad faith. The obligations of the Issuer and the Seller under this Section 13 to compensate and indemnify the Trustee and each Paying Agent and each predecessor thereto and to reimburse the Trustee and each Paying Agent and each predecessor thereto for expenses shall constitute additional indebtedness hereunder and shall survive the resignation or removal of such Trustee or Paying Agent, payment of any and all of the Notes and the satisfaction and discharge of this Master Indenture.

     (c) To secure payment obligations of the Issuer, the Seller and the Parent in this Section 13, the Trustee, on its own behalf and on behalf of the Noteholders, the Enhancer, if any, with respect to any Series of Notes and each of the Paying Agents, shall have a lien ranking prior to that of the Notes on all moneys and property held or collected by the Trustee or any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar officer in the Trustee's stead pursuant to the Collection Agency Agreement, the Parent Guarantee and the Receivables Purchase Agreement. Such lien shall survive satisfaction and discharge of the Indenture, the resignation or removal of the Trustee, and any rejection of this Master Indenture by any bankruptcy court and will be an additional obligation of the Issuer and the Parent hereunder. The Trustee shall notify the Issuer and the Seller in writing of its intention to exercise such lien and the corresponding lien granted pursuant to the Security Agreement at least five Business Days prior to such exercise, except if any Early Amortization Event or Accelerated Amortization Event shall have occurred and be continuing, in which case no such notice shall be required. The immediately preceding sentence shall not limit or in any way affect the ability of the Trustee to exercise any lien of the Noteholders under this Master Indenture, any Supplemental Indenture, any of the Notes or any Transaction Document.

     Section 14. Obligations of the Trustee and Paying Agents.

     (a) Except during the continuance of any Early Amortization Event or Accelerated Amortization Event of which a Responsible Officer of the Trustee has Actual Knowledge,

         (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Collection Agency Agreement and the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture.

     (b) In case any Early Amortization Event or Accelerated Amortization Event has occurred and is continuing of which a Responsible Officer of the Trustee has Actual Knowledge, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and the other Note Documents and Transaction Documents, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section 14;

         (ii) neither the Trustee nor any Paying Agent shall be liable for any error of judgment made in good faith by it, as the case may be, unless it shall be proved that it was negligent in ascertaining the pertinent facts;

         (iii) neither the Trustee nor any Paying Agent shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Enhancer, if the Controlling Party, or otherwise the holders of a Majority in Interest of the Notes of any Series then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; and

         (iv) no provision of the Indenture shall require the Trustee or any Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, other than funds advanced with respect to incidental expenses related to the payment or transfer of funds and the giving of notice, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee or any Paying Agent shall be subject to the provisions of this Section 14.

     Section 15. Notice of Early Amortization Events or Accelerated Amortization Events or Other Events.

     (a) Promptly upon receipt of notice, in accordance with Section 24(a)(v) or 24(c)(v) hereof, of the occurrence of any Early Amortization Event or Accelerated Amortization Event with respect to any Series of Notes, the Trustee shall provide written notice of such occurrence to the Collection Agent, the Issuer, the Servicer, the Seller, the Parent, the Rating Agencies and any Enhancer, unless each such Early Amortization Event or Accelerated Amortization Event shall have been cured or waived.

     (b) In the event that any Responsible Officer of the Trustee shall acquire Actual Knowledge of any non-compliance by either the Issuer, the Seller, the Servicer, the Parent or the Collection Agent of any provision of any Transaction Document or Note Document, the Trustee shall promptly give written notice of such non-compliance to the Issuer, the Servicer, the Seller, the Parent, the Rating Agencies and any Enhancer.

     Section 16. Certain Rights of Trustee and Paying Agents.

     Subject to the provisions of Section 14:

     (a) the Trustee and each Paying Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties pursuant to the terms of the Indenture or any of the Note Documents and Transaction Documents;

     (b) any request or direction of the Issuer or the Servicer mentioned herein shall be sufficiently evidenced if in writing and signed by an appropriate officer or attorney-in-fact of the Issuer or the Servicer and any resolution of the board of directors of the Issuer, the Servicer, the Seller or the Parent may be sufficiently evidenced by a board resolution certified by the Secretary or an appropriate officer of the Issuer, the Servicer, the Seller or the Parent, as the case may be, to have been duly adopted by the board of directors and to be in full force and effect on the date of such certification;

     (c) whenever in the administration of the Indenture or any of the Transaction Documents or Note Documents the Trustee or any Paying Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any Transaction Document or Note Document, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an officers' certificate designated as such provided by the Issuer or the Servicer;

     (d) the Trustee and each Paying Agent may consult with counsel, experts and other consultants and the written advice of any such counsel, expert or consultant or any opinion of counsel, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of the Enhancer, if the Controlling Party, or otherwise any of the Noteholders of the related Series of Notes pursuant to the Indenture, unless such Enhancer or such Noteholders, as the case may be, shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee and each Paying Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document but any of such parties, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if such party shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or, as a result of the assignment by the Issuer to the Trustee of the rights of the Issuer, the Servicer or the Parent, personally or by agent or attorney;

     (g) the Trustee may not delegate any of its obligations to exercise the rights granted by the Security Agreement; provided, however, that the Trustee may execute any of the trusts or powers hereunder, including those powers granted by such power of attorney, or perform any duties hereunder through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with care by it hereunder; and provided further, however, that the Trustee may not delegate any of its obligations to hold, receive or pay moneys in trust, in the ordinary course, or to authenticate, exchange or register the transfer of any Restricted Definitive Note or any Global Note or, with respect to any Global Note, make and endorse or cause to be made or endorsed a change in the principal amount thereof at such time outstanding;

     (h) except as set forth herein, neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of the Indenture or the Notes of any Series;

     (i) neither the Trustee nor any Paying Agent makes any representation as to the validity or sufficiency of the Indenture, the Notes of any Series, the Parent Guarantee, the Collection Agency Agreement, the Offering Memorandum or other offering documents, or the Security Agreement, except that each represents that it is duly authorized to execute this Master Indenture and any Supplemental Indenture. Neither the Trustee nor any Paying Agent shall be accountable for the use or application by the Issuer or the Seller of the proceeds of any of the

Notes authenticated and delivered by the Trustee in conformity with the provisions of this Master Indenture and any Supplemental Indenture;

     (j) unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Issuer or the Servicer made or given by either of them under any provision of the Indenture shall be sufficient if signed by any officer, director or attorney-in-fact of the Issuer, the Servicer or the Parent, as the case may be; and

     (k) Each of the Paying Agents shall be obliged to perform such duties, and only such duties, as are herein specifically set forth, and no implied duties or obligations shall be read into the Indenture against it. In acting hereunder and in connection with the Notes of each Series, each Paying Agent shall act solely as agent of the Issuer and shall not thereby assume any obligations toward, or relationship of agency or trust for, any of the Noteholders.

     Section 17. Limited Recourse to the Issuer.

     Each party hereto hereby agrees that the Issuer's obligations hereunder shall be limited recourse obligations of the Issuer, with recourse being limited to the Collateral. None of the directors, shareholders, officers, employees or agents of the Issuer shall be personally liable to make any payments on such obligations. The Issuer will have no material assets available for payments on such obligations other than the assets comprising the Collateral. After the Collateral has been fully realized and exhausted (including all rights against the Company in connection therewith), all sums due but still unpaid in respect of the Issuer's obligations hereunder shall be extinguished, and the other parties hereto shall not have the right to proceed against the Issuer or any of its directors, shareholders, officers, employees or agents for the satisfaction of any monetary claim or for any deficiency judgment remaining after foreclosure of any property included in the Collateral. No party hereto (or any agent on their behalf) may seek to enforce rights against the Issuer with respect to any obligations of the Issuer hereunder by applying to wind up the Issuer.

     Section 18. Notices.

     Unless otherwise stated herein, all notices, requests and other communications to any party hereunder or under any indenture supplemental hereto shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile transmission number set forth herein or therein, as the case may be, or such other address or facsimile transmission number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section 18 and, on the same day, a copy of such notice is sent by express courier that customarily obtains a receipt, (ii) three Business Days after being sent by express courier that customarily obtains a receipt or (iii) if given by any other means, when delivered against receipt at the address specified in or pursuant to this Section 18; provided, however, that notices, requests and other communications given to the Trustee shall not be deemed effective until actually received by the Trustee. The addresses of the parties for notices are as follows:

     The Issuer:

          Arcel Finance Limited
          Walkers SPV Limited
          P.O. Box 908GT, Walker House
          Mary Street, George Town,
          Grand Cayman, Cayman Islands
          British West Indies
          Attention: The Directors
          Telecopier: (345) 945-4757

     The Servicer and the Seller:

          Aracruz Trading S.A.
          Rua Lauro Muller, 116, 40th Floor,
          Rio de Janeiro 22299-900, RJ
          Brazil
          Attention: Treasurer Telecopier:
          (55-21) 2541-6291

     The Parent:

          Aracruz Celulose S.A.
          Rua Lauro Muller, 116, 40th Floor
          Rio de Janeiro 22299-900, RJ
          Brazil
          Attention: General Counsel
          Telecopier: (55-21) 2541-9449

     The Collection Agent:

          LaSalle Bank National Association
          135 South LaSalle Street, Suite 1625
          Chicago, IL 60603
          Attention: ABS/CML
          Telecopier: (312) 904-7280

     The Trustee, Registrar, Transfer Agent and Principal Paying Agent:

          The Bank of New York
          101 Barclay Street, 21W
          New York, NY 10286
          Attention: Corporate Trust Department
          Telecopier: (212) 235-2530/31/32

     The London Paying Agent:

          c/o The Bank of New York
          101 Barclay Street, 21W
          New York, NY 10286
          Attention: Corporate Trust Department
          Telecopier: (212) 235-2530/31/32

     The Luxembourg Paying Agent:

          Banque Generale du Luxembourg, S.A.
          50, avenue J.F. Kennedy
          L-2951 Luxembourg
          Attention: Mr. Romain Backes, Paying Agency Recovery
          Telecopier: (352) 4242-4200

     Section 19. Resignation of Trustee or Paying Agents; Successor Trustees or Paying Agents.

     (a) The Issuer, the Servicer, the Seller and the Parent agree, that, until the Indenture has terminated and no Note is outstanding or until moneys for the payment of all amounts due on all outstanding Notes of each Series, plus any additional amounts or interest on overdue amounts which may be due and owing under the Indenture or the Notes of each Series or the other Note Documents or the Transaction Documents, shall have been made available at the office of the Trustee and unclaimed amounts, if any, shall have been returned to the Issuer as provided in the Notes, there shall at all times be a Trustee hereunder, which shall be a bank or trust company (i) having capital and surplus of at least US$250,000,000 (as shown on its most recent publicly available financial statements or certified by such bank or trust company to the Issuer, the Seller, the Parent and the Servicer); (ii) authorized under the laws of its jurisdiction of organization to exercise corporate trust powers and such other powers as are necessary to perform the obligations of the Trustee under the provisions of the Indenture, the Parent Guarantee, the Security Agreement and the Notes and (iii) whose long-term unsecured debt obligations are rated at least "A-" by Standard & Poor's and "A-3" by Moody's. The Enhancer, if the Controlling Party with respect to a Series, or otherwise the Noteholders holding a Majority in Interest of the Notes of all other Series at such time outstanding may terminate the appointment of the Trustee, at any time, with or without cause, and, provided that no Early Amortization Event or Accelerated Amortization Event has occurred and is continuing, the Issuer may terminate the appointment of the Trustee at any time, in each case by giving to the Trustee at least 60 days' written notice to that effect; provided always that so long as any of the Notes of any Series are outstanding (i) no such notice shall take effect until a new Trustee has been appointed and has accepted such appointment, and (ii) the effective date of such termination may not occur within 10 days before or after a Payment Date nor during an Early Amortization Event or Accelerated Amortization Event. The Issuer, the Seller, the Servicer and the Parent with the prior written consent of any Enhancer, if any, with respect to any Series of Notes may terminate the appointment at any time of any or all of the Paying Agents, with or without cause; provided, however, that the Issuer shall ensure that there is at all times at least one Paying Agent in Europe and, if and for so long as any Series of Notes is listed on the Luxembourg Stock Exchange, in Luxembourg.

     So long as a Note of any Series shall be outstanding and so long as all amounts payable under this Master Indenture and any Supplemental Indenture remains unpaid, all notices required to be sent to any party hereto or to the related Supplemental Indenture shall also be given to any Enhancer with respect thereto and to each Rating Agency that has provided and continues to provide a rating for the Notes of such Series.

     (b) The Trustee and any Paying Agent may at any time resign from such capacities by written notice, mailed to the Issuer, the Seller, the Servicer, the Enhancer, if any, with respect to any Series of Notes and the Parent specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be less than 60 days after the receipt of such notice by the Issuer, the Seller, the Servicer, the Enhancer, if any, with respect to any Series of Notes and the Parent unless it has been agreed to accept less notice.

     (c) Any resignation or removal pursuant to Section 19(a) or 19(b) hereof shall take effect upon the later of (i) the effective date of such resignation or removal and (ii) the appointment by the Issuer and the Servicer, as hereinafter provided, of a successor Trustee or Paying Agent (if such Paying Agent is one required to be maintained pursuant to Section 19(a) hereof) and the acceptance of such appointment by such successor. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, the Servicer, the Enhancer, if any, with respect to any Series of Notes and the Parent, or the holders of at least 10% of the aggregate principal amount of the Notes of all Series at such time outstanding may petition a court of competent jurisdiction for the appointment of a successor Trustee. Upon its resignation or removal, the Trustee or Paying Agent, as the case may be, shall be entitled to the payment by the Issuer of its compensation and indemnification for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses (including, without limitation, counsel fees and expenses, if any) incurred in connection with the services rendered by it hereunder.

     (d) If at any time the Trustee or any Paying Agent shall resign, or be removed, or shall become incapable of acting, or a petition in bankruptcy shall be filed by or against it or any proceeding shall be commenced by or against the Trustee or the Paying Agent under any bankruptcy or similar law for the relief or reorganization of it or for the composition, extension or re-adjustment of any obligations of such Trustee or any Paying Agent, or such Trustee or Paying Agent shall make an assignment for the benefit of its creditors or consent to the appointment of a receiver of it or of all or any substantial part of its property or a receiver of it or of all or any substantial part of its property is appointed, or if any public officer shall take charge or control of it or if its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Trustee or Paying Agent qualified as aforesaid shall promptly be appointed by the Issuer, the Servicer, the Seller, the Parent and any Enhancer by an instrument in writing filed with the successor Trustee or Paying Agent (if such Paying Agent is one required to be maintained pursuant to Section 19(a) hereof). If no successor Trustee or Paying Agent, as the case may be, shall have been so appointed and have accepted such appointment within 60 days after the giving of such notice of resignation, the resigning Trustee or Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of such successor or may itself, on behalf of each of the Issuer, the Servicer, the Parent and any Enhancer as its attorney-in-fact appoint such successor; provided, however, that such successor Trustee or Paying Agent is qualified as aforesaid.

     (e) Any successor Trustee or Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer, the Servicer, the Seller, the Enhancer, if any, with respect to any Series of Notes and the Parent, an instrument accepting its appointment hereunder, and thereupon such successor Trustee or Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Trustee or Paying Agent hereunder, and such predecessor, upon payment of its compensation and reimbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Trustee or Paying Agent shall be entitled to receive, all moneys, securities or other property on deposit with or held by, or any records relating to the Notes maintained by, such predecessor as Trustee or Paying Agent hereunder.

     (f) Any corporation or bank into which any Trustee or Paying Agent hereunder may be merged or converted, or any corporation or bank with which any Trustee or Paying Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which any Trustee or Paying Agent shall be a party, or any corporation or bank to which any Trustee or Paying Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, provided, however, in the case of the Trustee, that it shall be qualified as set forth in Section 19(a) hereof, shall be a successor Trustee or Paying Agent under this Master Indenture and each Supplemental Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     (g) The Issuer, the Servicer, the Seller and the Parent may appoint such additional registrars and Paying Agents by an instrument in writing filed with such additional registrars or Paying Agents, as the case may be. Any additional registrar or Paying Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Servicer, the Seller, the Enhancer, if any, with respect to any Series of Notes and the Parent an instrument accepting its appointment hereunder and shall deliver to the Trustee a copy of such instrument, and thereupon such additional registrar or Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of a registrar or Paying Agent with like effect as if originally named as a registrar or Paying Agent hereunder.

     Section 20. Governing Law.

     This Master Indenture, each Supplemental Indenture and the Notes of each Series issued hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof.

     Section 21. Waiver of Jury Trial.

     EACH OF THE ISSUER, THE COMPANY, THE PARENT, THE COLLECTION AGENT, THE TRUSTEE AND THE LONDON PAYING AGENT HEREBY IRREVOCABLY

AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS MASTER INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

     Section 22. Agent for Service of Process; Submission to Jurisdiction.

     (a) As long as the Indenture has not been terminated, any of the Notes of any Series remain outstanding or any Additional Amount with respect thereto remains unpaid, the Issuer, the Servicer, the Seller and the Parent will at all times have an authorized agent (the "Authorized Agent") in the Borough of Manhattan, The City of New York, upon whom process may be served in any legal action or proceeding arising out of or based upon this Master Indenture, any Supplemental Indenture, the Notes of any Series, the Collection Agency Agreement, the Parent Guarantee, the Security Agreement, any Insurance Agreement or any Enhancement Agreement (the "New York Law Documents") with respect to any Series of Notes, which may be instituted in any State or Federal Court in the Borough of Manhattan, City and State of New York by the Enhancer, if the Controlling Party with respect to any Series, or otherwise by any Noteholder for any other Series or by the Trustee for the benefit of the Noteholders and the Enhancer, if any, with respect to any Series of Notes; and the Issuer, the Seller, the Parent and the Servicer each expressly submits to the jurisdiction of any such court in respect of any such action and expressly and irrevocably waives any immunity from the jurisdiction thereof and any claim or defense in such action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such suit or proceeding. Service of such process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer, the Seller, the Parent or the Servicer, as the case may be.

     (b) Each of the Issuer, the Servicer, the Seller and the Parent has appointed Greenberg Traurig, LLP as its Authorized Agent, and each covenants and agrees that service of process in any legal action or proceeding referred to in subsection (a) of this Section 22 may be made upon Greenberg Traurig, LLP in its capacity as the Authorized Agent at 200 Park Avenue, New York, New York 10166,
Attention: Ross Kaufman, Esq. or at the office of any Authorized Agent which the Issuer, the Servicer, the Seller and the Parent, as the case may be, may designate by written notice to the Trustee and the Enhancer, if any, with respect to any Series of Notes. Such appointment shall be irrevocable so long as this Master Indenture has not been terminated or any of the Notes of any Series remain outstanding or any of the other New York Law Documents remain in effect until the appointment, similarly irrevocable by the Issuer, the Seller or the Parent, as the case may be, of a successor Authorized Agent in New York City reasonably acceptable to the Trustee and such successor's acceptance of such appointment. The Issuer, the Servicer, the Seller and the Parent will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any legal action or proceeding brought by the Trustee shall be deemed, in every respect, effective service of process upon the Issuer, the Servicer, the Seller or the Parent if written notice of such service is mailed or delivered to the Issuer, the Seller, the Parent or the Servicer, as the case may be, at its address set forth in Section 18 hereof.

     Section 23. Amendments; Meetings of Noteholders.

     (a) This Master Indenture may be amended at any time by a writing signed by the parties hereto, without the consent of the Enhancer, if the Controlling Party with respect to a Series, and otherwise without the consent of any Noteholder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein. Any such amendment of this Master Indenture in accordance with this Section 23 shall be deemed to effect a corresponding amendment, as applicable, of each Supplemental Indenture and the Notes of each Series. With the sole exception of waiver of Accelerated Amortization Events as described in Section 11(d) hereof, all amendments, waivers or other actions relating to any Series of Notes to be taken by the Controlling Party or the Noteholders, as the case may be, will be made according to this Section 23.

     (b) (i) With the written consent of the Enhancer, if the Controlling Party with respect to a Series of Notes, and otherwise with the written consent of holders of not less than a Majority in Interest of the Notes of all other Series then outstanding or by the adoption of a resolution of approval at a meeting of Noteholders by the holders of at least a Majority in Interest of the Notes of all Series present thereat or represented at such meeting at which a quorum must be present, the Issuer, the Servicer and the Trustee may from time to time and at any time enter into agreements modifying or amending this Master Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Master Indenture or of modifying or waiving in any manner the rights of the Noteholders; provided, however, that no such agreement shall, without the consent or affirmative vote of the Enhancer, if the Controlling Party, or otherwise each Noteholder affected thereby, (i) change the stated maturity of the principal of or any installment of interest on any Note or reduce the principal amount of or interest on any Note; (ii) reduce the principal amount of, interest on overdue amounts or additional amounts required under any Note; (iii) amend, modify, alter or waive Sections 2, 6, 7, 8 or 9 of the Master Security Agreement or any Security Supplement; (iv) alter the consent requirement of the Controlling Party or reduce the percentage in aggregate principal amount of the Notes then outstanding the consent of the Noteholders of which is necessary to modify or amend any of the Note Documents or any of the Transaction Documents; or (v) alter the consent requirement of the Controlling Party or reduce the percentage in aggregate principal amount of the Notes then outstanding the consent of the Noteholders of which is required for the adoption of a resolution or the quorum required at any meeting of Noteholders at which a resolution is adopted.

          (ii) A meeting of the Noteholders may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Master Indenture or the Parent Guarantee to be made, given or taken by the Noteholders; provided, however, that for purposes of making, giving or taking any such requests, demands, authorizations, directions, notices, consents, waivers or other action, any Notes held for the account of the Issuer, the Servicer, the Seller, the Parent or any affiliate of any of them shall not be considered outstanding and shall not participate in making, giving or taking such action; provided further, however, that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent, waiver or other action made, given or taken by the Enhancer, if the Controlling Party, or the Noteholders or any specified portion thereof, as applicable, only Notes which a Responsible Officer of the Trustee knows are held for the account of the Issuer, the Servicer, the Seller, the Parent or any affiliate of any of them shall not be considered outstanding.

     (c) The Trustee may at any time and, promptly after receipt of a written request therefor by the Issuer, the Servicer, the Enhancer, if the Controlling Party, or the holders of at least 10% in aggregate principal amount of the Notes of any Series at such time outstanding, shall, call a meeting of the Noteholders of such Series or such Enhancer, if the Controlling Party with respect to any Series of Notes, for any purpose specified in Section 23(b) hereof to be held at such time and at such place in The City of New York as the Trustee shall determine. Notice of every meeting of the Noteholders or the Enhancer, if the Controlling Party with respect to any Series of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee to the Issuer, the Servicer, the Enhancer, if the Controlling Party with respect to any Series of Notes, and to the Noteholders, not less than 45 nor more than 180 days prior to the date fixed for the meeting. In case at any time the Issuer, the Enhancer, if the Controlling Party with respect to any Series of Notes, or the holders of at least 10% in principal amount of the Notes outstanding shall have requested the Trustee to call a meeting of the Noteholders to take any action authorized in
Section 23(b) hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the Enhancer, if the Controlling Party with respect to any Series of Notes, or the Noteholders in the amount above-specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting by giving notice thereof as provided in this subsection
(c).

     (d) To be entitled to vote at any meeting of Noteholders, a person shall be a Noteholder or shall have a duly executed proxy or power of attorney from any such Noteholder. If such Noteholder holds Restricted Definitive Notes, such Noteholder or such holder of a proxy or power of attorney shall present such Restricted Definitive Notes at the office of the Paying Agent or the Trustee or at the meeting of the Noteholders as proof of authority. Any instrument given by or on behalf of any Noteholder in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all such subsequent Noteholders.

     (e) Subject to the control rights of the Controlling Party set forth in this Section 23, the persons entitled to vote a Majority in Interest of the Notes of each Series then outstanding shall constitute a quorum and action shall be taken upon the vote of a Majority in Interest of the Notes so represented. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such meeting. Subject to the control rights of the Controlling Party set forth in this Section 23, notice of the first reconvening of such adjourned meeting shall be given as provided in Section 23(c) hereof except that such notice need be given not less than five days prior to the date on which such meeting is scheduled to be reconvened. Notice of the first reconvening of an adjourned meeting shall expressly state that the persons entitled to vote a Majority in Interest of the Notes then outstanding shall constitute a quorum at such meeting and action shall be taken upon the vote of a Majority in Interest at such time outstanding of the Notes so represented.

     In the absence of a quorum within 30 minutes of the time appointed for such first reconvened meeting, such meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such first reconvened meeting. Subject to the control rights of the Controlling Party set forth in this Section 23, notice of the second reconvening of such meeting shall be given except that such notice need be given not less than five days prior to the date on which such meeting is scheduled to be reconvened. The notice of the second reconvening of such meeting shall expressly state that the persons entitled to vote 25% in aggregate principal amount of the Notes then outstanding (excluding for such purpose any Notes held by the Issuer, the Servicer, the Seller, the Parent or any Affiliate of any of
them) shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

     Any meeting of the Noteholders at which a quorum is present may be adjourned from time to time by vote of a Majority in Interest then outstanding of the Notes represented at the meeting, and the meeting may be held as so adjourned without further notice. Subject to the control rights of the Controlling Party set forth in this Section 23, at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by the persons entitled to vote a Majority in Interest then outstanding of the Notes represented and voting at such meeting; provided that such amount approving such resolution shall be not less than 25% in aggregate principal amount of the Notes then outstanding.

     Subject to the control rights of the Controlling Party set forth in this
Section 23, for purposes of determining the Noteholders that are entitled to make, give or take any requests, demands, authorizations, directions, notices, consents, waivers or other action under the terms of the Notes, the Note Documents and the Transaction Documents, any Notes held for the account of the Issuer, the Servicer, the Seller, the Parent, any other Subsidiaries of the Parent or any other Affiliate of the Issuer, the Servicer, the Seller, the Parent or such other Subsidiaries shall not be considered outstanding and shall not participate in making, giving or taking such action if a Responsible Officer of the Trustee knows that such Notes are so held. Subject to the control rights of the Controlling Party set forth in this Section 23, in determining whether the Trustee shall be protected in relying upon any resolution approved at a meeting or adjourned meeting of Noteholders, only Notes which a Responsible Officer of the Trustee knows are held by the Issuer, the Servicer, the Seller, the Parent or any Affiliate of any of them shall be so excluded.

     New Notes so modified as to conform in the opinion of the Trustee and the Issuer to any modification contained in any such amendment shall be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Notes then outstanding.

     (f) The Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Noteholders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or the Servicer or the Noteholders as provided above, in which case the Issuer or the Servicer or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a Majority in Interest of the Notes represented at the meeting. The chairman of the meeting shall have no right to vote, except as a Noteholder or proxy. A record, at least in triplicate, of the proceedings of each meeting of the Noteholders shall be prepared, and one such copy shall be delivered to each of the Issuer and the Servicer and another to the Trustee to be preserved by the Trustee.

     (g) Notwithstanding anything contained herein to the contrary, the Enhancer, if any, for any Series of Notes will be the controlling party for such Series (the "Controlling Party"), and as such shall have the right to control the decision making with respect to all of the Notes of such Series, provided, that with respect to any Series of Notes for which there is no Enhancer, the Controlling Party shall be the Noteholders of such Series. Such Enhancer shall be the Controlling Party with respect to the Notes of such Series until all amounts payable in respect of the Notes of such Series have been fully paid to the Noteholders thereof and no obligations which are owed to such Enhancer under the related Insurance Agreement remain outstanding; provided that, if an Insurer Event under the related Insurance Agreement has occurred and is continuing, then the Controlling Party of the Notes of such Series shall be the Noteholders thereof as set forth herein. During such time as an Enhancer is the Controlling Party of a Series of Notes, no Noteholder or group of Noteholders of such Series will have any rights whatsoever to exercise any remedies with respect to the Notes of such Series, the Note Documents or the Transaction Documents. Such Enhancer as the Controlling Party will have the exclusive right to exercise or waive any or all remedies that may exist with respect to the Notes of such Series, the Note Documents and the Transaction Documents. The Enhancer as Controlling Party shall also exercise the voting rights of all the Noteholders of such Series on all issues, other than (i) to alter the principal amount of a Note of such Series or the interest rate thereon, or the seniority thereof, (ii) to alter the requisite vote needed for amendment or waiver under the Note Documents or the Transaction Documents, or (iii) to release Collateral. Amendment of the foregoing items shall require the consent of the Enhancer, if any, with respect to any Series of Notes as well as 100% of the Noteholders of such Series of Notes; provided that with respect to any Series of Notes for which there is no Enhancer, the Controlling Party shall be the Noteholders of the requisite percentage of Notes of such Series. Except as otherwise provided herein or in the related Supplemental Indenture, the Controlling Party of each Series then outstanding shall have the right to direct the Trustee to exercise any remedy provided for under the Note Documents or the Transaction Documents; provided that (a) such direction shall not be in conflict with any requirements of law or expose the Trustee to personal liability; (b) the Trustee receives security or indemnity satisfactory to it in respect of the exercise of any such remedy; and (c) the Trustee may take any other actions deemed proper by such Trustee which is not inconsistent with such direction.

     Section 24. Covenants.

     (a) General Covenants of the Issuer and the Seller. Each of the Issuer and the Seller (as applicable) hereby covenants and agrees with the Trustee and the Noteholders so long as any

Note of any Series or any Additional Amount with respect thereto remains outstanding, as applicable:

         (i) to perform and comply with its obligations under Note Documents and the Transaction Documents;

         (ii) to take neither any corporate action nor any other steps for its winding-up or dissolution, except: (A) solely with respect to the Issuer on terms approved in writing by the Enhancer, if the Controlling Party with respect to any Series of Notes to which an Enhancement Agreement applies, and by holders of at least 90% of the aggregate outstanding principal amount of each other outstanding Series of Notes and (B) solely in the case of the Seller, its assets and operations are fully transferred to another subsidiary of the Parent, to the extent that such subsidiary succeeds to the Seller in, and assumes, any and all of its obligations under the Note Documents and the Transaction Documents and conditioned upon the delivery of such opinions, notices and officer's certificates as the Trustee and the Enhancer with respect to any Series of Notes may request;

         (iii) to obtain and keep in force all necessary licenses, approvals and authorizations and to comply with applicable law;

         (iv) to furnish in the English language to the Trustee and, for so long as the Notes of any Series are rated by the Rating Agencies, to the Rating Agencies and, for so long as any Enhancement Agreement is in effect, to such Enhancer, as soon as available but not later than 90 days after the close of their respective fiscal years, (A) a complete copy of the respective reports of the Issuer and the Seller, which shall include, in each case, the audited consolidated balance sheet, consolidated statement of income, consolidated statement of cash flows and consolidated statement of changes in stockholders' equity for such fiscal year, all in accordance with U.S. GAAP and (B) a certificate of a director or the chief financial officer of the Issuer and the Seller, respectively, certifying the documents set forth in clause (A) above as
(1) complete and correct and fairly presenting the consolidated results of operations for such period, and (2) in reasonable detail and in accordance with U.S. GAAP applied on a consistent basis;

         (v) to give notice in writing to the Trustee and, for so long as the Notes of any Series are rated by the Rating Agencies, to the Rating Agencies and, for so long as any Enhancement Agreement is in effect with respect to the Notes of any Series, to such Enhancer:

               (A) promptly, and in any event within five Business Days after the Issuer, the Seller or the Parent has Actual Knowledge, of the occurrence of any Early Amortization Event or Accelerated Amortization Event accompanied by a certificate specifying the nature thereof, the period of existence thereof and the actions, if any, that have been taken with respect thereto; and

               (B) promptly, and in any event within five Business Days after the Issuer or the Seller has Actual Knowledge of (1) any default by the Issuer or any event of default by any other party under any agreement to which the Issuer or the Seller is a party, the effect of which in the reasonable judgment of the Issuer or the Seller, as the case may be, is to have a material adverse effect on the ability of the Issuer or the Seller to perform their respective obligations under the Note Documents or any of the Transaction Documents, or (2) any litigation or proceedings or any investigation which may exist at any time between the Issuer or the Seller and any Governmental Agency or any third party and which would, in the reasonable judgment of the Issuer or the Seller, if adversely determined, have a material adverse effect on the ability of the Issuer or the Seller to perform its respective obligations under the Note Documents or any of the Transaction Documents;

         (vi) to preserve, renew and keep in full force and effect the corporate existence of the Issuer, take all reasonable actions to maintain, as applicable, all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations which are material to the assets, properties, condition (financial or otherwise), earnings, operations, business prospects or business affairs of the Issuer or the Seller, except where failure to do so would not have a material adverse effect on the Issuer or the Seller, keep all of the assets of the Issuer and the Seller in good working order or condition;

         (vii) to carry on and conduct the affairs of the Issuer and the Seller in a reasonably proper and efficient manner, including, without limitation, matters relating to payment of taxes, maintenance of properties, maintenance of usual and customary insurance coverage, and compliance with laws;

         (viii) that the Issuer and the Seller shall maintain or cause to be maintained books, accounts and records in accordance with U.S. GAAP and in conformity with any applicable laws and will permit the Trustee, the Enhancer, if any, with respect to any Series of Notes with respect to any Series of Notes or representatives of the Noteholders of any Series owning 25% or more in aggregate principal amount of the Notes of such Series outstanding (excluding for such purpose any Notes of any Series held by the Issuer, the Seller or any affiliate of any of them) at their expense and at any reasonable time to inspect its properties, and the Issuer and the Seller, as the case may be, will provide to the Trustee, the Enhancer, if any, with respect to any Series of Notes, or their representatives or such representatives of such Noteholders such financial and accounting information as the Trustee, the Enhancer, if any, with respect to any Series of Notes or such representatives may reasonably request to determine compliance by the Issuer and the Seller with the terms of the Note Documents and any of the Transaction Documents and the transactions contemplated hereunder and thereunder in each case subject to such confidentiality or legal limitations by which the Issuer or the Seller may be bound;

         (ix) that the Issuer and the Seller agree to pay all stamp, registration, documentary or similar taxes payable in respect of the entry into, performance or enforcement of the Note Documents and the Transaction Documents;

         (x) that the Issuer shall not:

               (A) merge, consolidated or amalgamate with or into, or assign, transfer, sell, lease or otherwise dispose of its properties and assets substantially as an entirety to any person;

               (B) engage in any business other the issuance and redemption of the Notes, the execution and delivery of the Note Documents and the Transaction Documents to which it is a party, the performance of its obligations hereunder and thereunder and the payment of any fees and expenses payable in connection with the transactions contemplated thereby;

               (C) have any subsidiaries;

               (D) become liable with respect to any Indebtedness, other than Notes issued pursuant to this Master Indenture and any Supplemental Indenture and Bank Loans with a final maturity of not more than 364 days as described in Section 33 hereof;

               (E) pay any dividend or other payment on any shares of its capital stock, or make any loan to an affiliate of the Issuer, the Seller or the Parent;

               (F) create, incur, assume or suffer to exist any lien other than liens created pursuant to this Master Indenture or any Supplemental Indenture of any kind on any of its property or assets, except for (1) liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith; (2) any lien pursuant to any order of attachment or similar legal process arising in connection with court proceedings; provided, however, that the execution or other enforcement thereof is effectively stayed or a sufficient bond has been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings; and (3) liens created pursuant to the Note Documents and any of the Transaction Documents;

               (G) use or dispose of any asset for any purpose other than for the performance of its obligations under the Note Documents and any of the Transaction Documents; or

               (H) maintain any bank, trust or similar account with any bank or financial institution other than the Trustee or any successor Trustee, except as may be required (x) in connection with any Bank Loan and (y) in the case of the Issuer, in order to hold any share capital transaction fee;

         (xi) in the case of the Seller, that as of any date of determination, at least 95% of the Parent's export sales of BEKP in the most recent four calendar quarters must have been made to the Seller, and that the Parent will supply to the Seller in each twelve-month period ending on the last day of each calendar quarter so long as any Note of any Series is outstanding BEKP in an amount not less than 750,000 tons;

         (xii) to take such action as is necessary to perform, or in the case of the Seller, to enable the Issuer to perform its covenants, agreements and obligations under the Note Documents and the Transaction Documents;

         (xiii) to waive any immunity that may be granted to the Issuer or the Seller or to which the Issuer or the Seller may be subject under the laws of the Cayman Islands or the Republic of Panama, respectively;

         (xiv) except as set forth herein, that it will not terminate, other than at the completion of the stated term, or agree to a termination of, any of the Note Documents or the Transaction Documents, or amend or agree to any amendment to either such agreement unless such amendment is approved in writing by the Trustee or the Noteholders pursuant to Section 23 hereof; provided that the Seller may terminate any sale to any Customer and may cancel or adjust any invoice (each containing an Irrevocable Notification) with respect thereto in accordance with its usual commercial practices and consistent with procedures habitually used in the industry; and

         (xv) that it will, at its own cost and expense, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under, and carry out the intent of, the Note Documents and the Transaction Documents.

     (b) Covenants of the Seller Regarding the Receivables. The Seller hereby covenants, inter alia:

         (i) to perform all of its obligations necessary for the accounting and billing of the Receivables in a timely manner; to conduct its business in a manner it deems appropriate in light of market practices; and to perform and comply with its obligations to the Customers in all material respects;

         (ii) to treat the Receivables in the same manner, and to apply the same policies and practices to the creation, negotiation, collection and enforcement of the Receivables, as the Seller has applied and would apply in the case of receivables which the Seller retained or retains for its own account (except to the extent that different treatment in the generation and invoicing of the Receivables or in the identification and reporting thereof is specifically contemplated under this Master Indenture or any Supplemental Indenture, or as such special treatment may be specifically contemplated in this Master Indenture or such Supplemental Indenture so long as such treatment shall not result in the occurrence of an Early Amortization Event or Accelerated Amortization Event); and

         (iii) to provide the Trustee with monthly reports on a basis sufficient to permit monitoring of compliance with the Note Documents and the Transaction Documents.

     (c) General Covenants of the Parent. The Parent hereby covenants and agrees with the Trustee and the Noteholders so long as any Note of any Series or any Additional Amount with respect thereto remains outstanding:

         (i) to perform and comply with its obligations under Note Documents and the Transaction Documents;

         (ii) to take neither any corporate action nor any other steps for its winding-up or dissolution, unless such winding up or dissolution has been approved by the shareholders of the Parent in conformity with applicable law;

         (iii) to obtain and keep in force all necessary licenses, approvals and authorizations and to comply with applicable law;

         (iv) to furnish in the English language to the Trustee and, for so long as the Notes of any Series are rated by the Rating Agencies, to the Rating Agencies and, for so long as any Enhancement Agreement is in effect with respect to any Series of Notes, to the related Enhancer:

               (A) as soon as available but not later than 90 days after the close of their respective fiscal years, a complete copy of the respective reports of the Parent, which shall include, in each case, the audited consolidated balance sheet, consolidated statement of income, consolidated statement of cash flows and consolidated statement of changes in stockholders' equity for such fiscal year, all in accordance with U.S. GAAP, certified by a certificate of, and signed by a director or the chief executive or financial officer of the Parent, as (1) complete and correct and fairly presenting the consolidated financial condition of the Parent as at the end of such period and the consolidated results of operations for such period, and
          (2) in reasonable detail and in accordance with U.S. GAAP applied on a consistent basis; and

               (B) as soon as available but not later than 45 days after the close of each of the first three fiscal quarters of each of its fiscal years, a complete copy of a report of the Parent for each such fiscal quarter, which shall include, in each case, the unaudited consolidated balance sheet and unaudited consolidated statement of income, certified by a certificate of, and signed by a director or an authorized officer of, the Parent, as (1) complete and correct and fairly presenting the consolidated financial condition of the Issuer and the Parent as at the end of such period and the consolidated results of operations for such period, and (2) in reasonable detail and in accordance with U.S. GAAP applied on a consistent basis.

         (v) to give notice in writing to the Trustee and, for so long as the Notes of any Series are rated by the Rating Agencies, to the Rating Agencies and, for so long as any Enhancement Agreement is in effect, to such Enhancer:

               (A) promptly, and in any event within five Business Days after the Parent has Actual Knowledge of the occurrence of any Early Amortization Event or Accelerated Amortization Event accompanied by a certificate specifying the nature thereof, the period of existence thereof and the actions, if any, that have been taken with respect thereto; and

               (B) promptly, and in any event within five Business Days after the Parent has Actual Knowledge of (1) any default by the Issuer or any event of default by any other party under any agreement to which the Parent is a party, the effect of which in the reasonable judgment of the Parent is to have a material adverse effect on the ability of the Parent to perform its obligations under the Note Documents or any of the Transaction Documents, or (2) any litigation or proceedings or any investigation which may exist at any time between the Parent and any Governmental Agency or any third party and which would, in the reasonable judgment of the Parent, if adversely determined, have a material adverse effect on the ability of the Parent to perform its respective obligations under the Note Documents or any of the Transaction Documents;

         (vi) to preserve, renew and keep in full force and effect the corporate existence of the Parent, take all reasonable actions to maintain, as applicable, all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations which are material to the assets, properties, condition (financial or otherwise), earnings, operations, business prospects or business affairs of the Parent, except where failure to do so would not have a material adverse effect on the Parent, keep all of the assets of the Parent in good working order or condition;

         (vii) to carry on and conduct the affairs of the Parent in a reasonably proper and efficient manner, including, without limitation, matters relating to payment of taxes, maintenance of properties, maintenance of usual and customary insurance coverage, and compliance with laws;

         (viii) that the Parent shall maintain or cause to be maintained books, accounts and records in accordance with U.S. GAAP and in conformity with any applicable laws and will permit the Trustee, the Enhancer, if any, with respect to any Series of Notes or representatives of the Noteholders of any Series owning 25% or more in aggregate principal amount of the Notes of such Series outstanding (excluding for such purpose any Notes of any Series held by the Parent or any affiliate thereof) at their expense and at any reasonable time to inspect its properties, and the Parent will provide to the Trustee, the Enhancer, if any, with respect to any Series of Notes or such representatives of such Noteholders such financial and accounting information as the Trustee, the Enhancer, if any, with respect to any Series of Notes, or their representatives or such representatives may reasonably request to determine compliance by the Parent with the terms of the Note Documents and any of the Transaction Documents and the transactions contemplated hereunder and thereunder in each case subject to such confidentiality or legal limitations by which the Parent may be bound;

         (ix) that as of any date of determination, at least 95% of the Parent's export sales of BEKP in the most recent four calendar quarters must have been made to the Seller, and that the Parent will supply to the Seller in each twelve-month period ending on the last day of each calendar quarter so long as any Note of any Series is outstanding BEKP in an amount not less than 750,000 tons;

         (x) that the Parent shall own, directly or indirectly, 100% of the outstanding shares of the Seller;

         (xi) to enable the Issuer to perform its covenants, agreements and obligations under the Note Documents and the Transaction Documents;

         (xii) take such actions to waive any immunity that may be granted to the Parent or to which the Parent may be subject under the laws of Brazil;

         (xiii) except as set forth herein, that the Parent will not terminate, other than at the completion of the stated term, or agree to a termination of, any of the Note Documents or the Transaction Documents, or amend or agree to any amendment to any such agreement unless such amendment is approved in writing by the Trustee, the Enhancer, if the Controlling Party with respect to any Series of Notes, or otherwise the Noteholders of each Series of Notes; and

         (xiv) that it will, at its own cost and expense, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under, and carry out the intent of, the Note Documents and the Transaction Documents.

     (d) Covenants of the Parent Regarding Merger, Consolidation. The Parent covenants not to take any corporate action for its merger or consolidation except (i) on terms approved in writing by the Enhancer, if the Controlling Party with respect to any Series of Notes to which an Enhancement Agreement applies, and by holders of 100% of the aggregate outstanding principal amount of each other outstanding Series of Notes; or (ii) in the case of a merger or consolidation with a subsidiary of the Parent other than the Seller; or (iii) if the Parent is the survivor of such merger or consolidation; or (iv) (A) if the corporation formed by a consolidation or merger or into which the Parent is merged (the "Successor Corporation") shall expressly assume the obligations of the Parent set forth in the Notes, the other Note Documents and the Transaction Documents; (B) the effect of such transaction shall not have caused an Early Amortization Event or an Accelerated Amortization Event to occur and be continuing; and (C) the Parent shall have delivered to the Issuer and the Trustee a certificate signed by an executive officer thereof stating that such consolidation or merger complies with this condition and that the Successor Corporation shall in no way be adversely affected as to its ability to honor its obligations under the Notes, the Note Documents and the Transaction Documents. Upon any consolidation or merger in accordance herewith, the Successor Corporation, if any, shall succeed to, and be substituted for, and may exercise every right and power of the Parent with respect to the Guarantee with the same effect as if the Successor Corporation had been named thereunder.

     (e) Covenants of the Parent in the Event of Bankruptcy of the Seller. In the event that the Seller becomes the subject of a bankruptcy proceeding, the Parent covenants: (i) to organize promptly in a jurisdiction outside of Brazil and the United States acceptable to the Trustee a wholly-owned replacement Seller to sell BEKP to the Customers directly; (ii) to cause each Customer to receive a new Irrevocable Notification, from the Issuer and the Parent, regarding the conveyance to the Issuer of its undivided interest in all of the Receivables arising from the sale of BEKP by such Subsidiary to the Customers;
(iii) to cause such replacement Seller to promptly execute and deliver to the Issuer a new Receivables Purchase Agreement providing for the conveyance of such Receivables by the Parent or such Subsidiary to the Issuer; and (v) to cause such replacement Seller to assume the obligations and agreements of the Seller and the Servicer under the Receivables Purchase Agreement, this Master Indenture and each Supplemental Indenture; provided, however, that the Parent shall be required to cause the preparation and execution of all documentation and the delivery of legal opinions, all in form and substance reasonably satisfactory to the Issuer and the Trustee.

     (f) Covenant of the Servicer. The Servicer will deliver to the Issuer, the Trustee, each of the Rating Agencies and the Enhancer, if any, with respect to any Series of Notes on or before the eighth Business Day of each Collection Period with respect to a Series of Notes (each, a "Determination Date"), a report which provides, among other information, (i) the total U.S. dollar and Euro amounts (and amounts denominated in other currencies, if applicable) of Receivables generated during the immediately preceding Collection Period and during each of the six immediately preceding Collection Periods in order to determine compliance with the covenants of the Parent and the Seller relating to the generation and collection of Receivables (ii) a calculation to determine compliance with coverage ratios, if any, set forth in the Supplemental Indenture with respect to each Series of Notes.

     Section 25. Representations and Warranties.

     (a) Representations and Warranties of the Issuer and the Seller. The Issuer and the Seller severally, and not jointly, represent and warrant as follows:

         (i) Due Incorporation. Each of the Issuer and the Seller is duly organized, validly existing and in good standing under applicable laws of the jurisdiction of its incorporation and in all jurisdictions where it conducts business.

         (ii) Authorizations and Approvals. Each of the Issuer and the Seller has all corporate power and authority and all material licenses and government approvals necessary to conduct its respective business.

         (iii) Due Authorization. Each of the Issuer and the Seller is duly authorized to execute, deliver and perform its obligations under the Note Documents and the Transaction Documents and such actions and the use of proceeds arising from the Notes are within its corporate power.

         (iv) No Authorization Required. No authorizations, approvals or filings not already obtained and in full force and effect are required in connection with the execution and delivery of, or the performance of the obligations of the Issuer or the Seller, as applicable, under the Note Documents and the Transaction Documents.

         (v) Binding Obligations; No Violation of Law. The Notes, Note Documents and the Transaction Documents are legal, valid and binding obligations, enforceable against the Issuer and the Seller, as the case may be, in accordance with their terms. The execution, delivery and performance of the Notes, the Note Documents and the Transaction Documents (i) will not violate any provision of
(A) any existing law or regulation, (B) any agreement to which the Issuer or the Seller, as the case may be, is a party or (C) the organizational documents of the Issuer or the Seller, as the case may be, in each case in any material respect; and (ii) will not constitute a default under or result in the creation of a lien pursuant to any such law, regulation, agreement or organizational document.

         (vi) No Investment Company. Neither the Issuer nor the Seller is directly or indirectly, and none will be required to register as, an "investment company", nor is it controlled by or acting on behalf of any person which is an "investment company", in each case, within the meaning of the Investment Company Act of 1940, as amended.

         (vii) Legal Matters. Except as disclosed in the Offering Memorandum (including the appendices, attachments and supplements thereto), there are no actions, suits or proceedings pending, or, to its knowledge, threatened against or affecting the Issuer or the Seller the final outcome of which would have a material adverse effect, in each case, on its ability to perform its obligations under the Notes, the Note Documents and the Transaction Documents. Each of the Issuer and the Seller is in compliance with all applicable laws presently in effect with respect thereto, except for such noncompliance as would not have a material adverse effect on its ability to perform its obligations under the Notes, the Note Documents and the Transaction Documents. To the knowledge of the Issuer and the Seller, there is no writ, injunction, restraining order or other order or any nature that presently adversely affects, in each case, its performance of the transactions contemplated in the Notes, the Note Documents and the Transaction Documents.

         (viii) No U.S. Place of Business; Subsidiaries. The Issuer has no executive office or place of business in the United States, nor does the Issuer have any subsidiaries in any jurisdiction.

         (ix) Solvency. Each of the Issuer and the Seller is solvent, is paying its debts as they come due, and has adequate capital to conduct its business and, upon giving effect to the transactions contemplated by the Notes, the Note Documents and the Transaction Documents, neither of the Issuer or the Seller will have been rendered insolvent, unable to pay its debts as they come due or will not have adequate capital to conduct its business.

         (x) No Material Adverse Change. Since the date of the financial information disclosed in the Offering Memorandum, there has been no change nor any development which is materially adverse to (A) the business, properties, financial condition or results of operations or business prospects of the Seller and its subsidiaries taken as a whole, or (B) the delivery of BEKP by the Seller to customers outside Brazil in order to fulfill its obligations under the Notes, the Note Documents or the Transaction Documents.

         (xi) Information Provided. All information provided by the Issuer or the Seller contained in the Note Documents and the Transaction Documents, the Offering Memorandum and other materials is complete and correct in all material respects and contain no material misstatements or omissions necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         (xii) Tax Returns. Each of the Issuer and the Seller has filed all tax returns required to be filed and paid all taxes shown thereon to be due, or provided adequate reserves for the payment thereof.

         (xiii) Receivables Purchase Agreement. All of the representations and warranties made by the Issuer and the Seller in the Receivables Purchase Agreement are true and correct.

         (xiv) No Stamp or Other Taxes. There is no registration tax, transfer tax, stamp duty or similar tax or duty imposed by the Cayman Islands or Panama or any political subdivision thereof or therein, in connection with the creation, issuance or delivery of the Notes, or with respect to the execution and delivery of any of the Note Documents and the Transaction Documents, or in connection with any of the transactions contemplated by the Note Documents or the other Transaction Documents, other than nominal amounts of stamp duty payable in the Cayman Islands in the event that any of the Notes are executed in or brought into the Cayman Islands.

         (xv) Absence of Taxes. All payments made by or on behalf of the Issuer and the Seller with respect to the Note Documents and the Transaction Documents will not be subject under the current laws of the Cayman Islands or Panama or any other relevant jurisdiction or any political subdivision thereof or therein to any withholdings or similar charges for or on account of taxation.

         (xvi) No Immunity. In connection with any legal proceedings instituted in relation to any of the Note Documents or Transaction Documents, neither the Issuer nor the Seller will be entitled to claim for itself or any of its assets immunity from suit, jurisdiction, execution, attachment or legal process.

     (b) Representations and Warranties of the Parent.

         (i) Due Incorporation. The Parent is duly organized, validly existing and in good standing under applicable laws of the jurisdiction of its incorporation and in all jurisdictions where it conducts business.

         (ii) Authorizations and Approvals. The Parent has all corporate power and authority and all material licenses and government approvals necessary to conduct its business.

         (iii) Due Authorization. The Parent is duly authorized to execute, deliver and perform its obligations under the Note Documents and the Transaction Documents and such actions and the use of proceeds arising from the Notes are within its corporate power.

         (iv) No Authorization Required. No authorizations, approvals or filings not already obtained and in full force and effect are required in connection with the execution and delivery of, or the performance of the obligations of the Parent under the Note Documents and the Transaction Documents.

         (v) Binding Obligations; No Violation of Law. The Note Documents and the Transaction Documents are legal, valid and binding obligations, enforceable against the Parent, as applicable, in accordance with their terms. The execution, delivery and performance of the Note Documents and the Transaction Documents (i) will not violate any provision of (A) any existing law or regulation, (B) any agreement to which the Parent is a party or (C) the organizational documents of the Parent, in each case in any material respect; and (ii) will not constitute a default under or result in the creation of a lien pursuant to any such law, regulation, agreement or organizational document.

         (vi) No Investment Company. The Parent is not directly or indirectly, and will not be required to register as, an "investment company", nor is it controlled by or acting on behalf of any person which is an "investment company", in each case, within the meaning of the Investment Company Act of 1940, as amended.

         (vii) Legal Matters. Except as disclosed in the Offering Memorandum (including the appendices, attachments and supplements thereto), there are no actions, suits or proceedings pending, or, to its knowledge, threatened against or affecting the Parent the final outcome of which would have a material adverse effect on its ability to perform its obligations under the Note Documents and the Transaction Documents. The Parent is in compliance with all applicable laws presently in effect, except for such noncompliance as would not have a material adverse effect on its ability to perform its obligations under the Note Documents and the Transaction Documents. To the knowledge of the Parent, there is no writ, injunction, restraining order or other order or any nature that presently adversely affects, in each case, its performance of the transactions contemplated in the Note Documents and the Transaction Documents.

         (viii) Solvency. The Parent is solvent, is paying its debts as they come due, and has adequate capital to conduct its business and, upon giving effect to the transactions contemplated by the Note Documents and the Transaction Documents, the Parent will not have been rendered insolvent, unable to pay its debts as they come due or will not have adequate capital to conduct its business.

         (ix) Financial Statements. The financial statements of the Parent included in the Offering Memorandum are complete and correct in all material respects and fairly present the financial position and results of operations of the Parent at the dates and for the periods stated therein, and have been prepared in accordance with accounting principles generally accepted in the United States.

         (x) No Material Adverse Change. Since the date of the financial information disclosed in the Offering Memorandum, there has been no change nor any development which is materially adverse to (A) the business, properties, financial condition or results of operations or business prospects of the Parent and its subsidiaries taken as a whole, or (B) the production of BEKP by the Parent in order to fulfill its obligations under the Note Documents or the Transaction Documents.

         (xi) Information Provided. All information provided by the Parent contained in the Note Documents and the Transaction Documents, the Offering Memorandum and other materials provided by the Parent is complete and correct in all material respects and contain no material misstatements or omissions necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         (xii) No Brazilian Government Ownership. No Brazilian governmental entity owns a majority interest in the Parent.

         (xiii) Tax Returns. The Parent has filed all tax returns required to be filed and paid all taxes shown thereon to be due, or provided adequate reserves for the payment thereof.

         (xiv) Parent Guarantee, Support Agreement and Export Supply Agreement. All of the representations and warranties made by the Parent in the Parent Guarantee, the Support Agreement and the Export Supply Agreement are true and correct.

         (xv) No Stamp or Other Taxes. There is no registration tax, transfer tax, stamp duty or similar tax or duty imposed by Brazil or any political subdivision thereof or therein, in connection with the creation, issuance or delivery of the Notes, or with respect to the execution and delivery of any of the Note Documents and the Transaction Documents, or in connection with any of the transactions contemplated by the Note Documents or the Transaction Documents, other than nominal amounts of stamp duty payable in the Cayman Islands in the event that any of the Notes are executed in or brought into the Cayman Islands.

         (xvi) Absence of Taxes. All payments made by or on behalf of the Parent with respect to any of the Note Documents or Transaction Documents will not be subject under the current laws of Brazil or any other relevant jurisdiction or any political subdivision thereof or therein to any withholdings or similar charges for or on account of taxation.

         (xvii) No Immunity. In connection with any legal proceedings instituted in relation to any of the Note Documents or Transaction Documents, the Parent will not be entitled to claim for itself or any of its assets immunity from suit, jurisdiction, execution, attachment or legal process.

     Section 26. Redemption.

     The Notes of any Series may be subject to redemption on the terms and under the conditions set forth in the related Supplemental Indenture.

     Section 27. Collection of Indebtedness and Suits for Enforcement by
Trustee.

     If the Parent or any Enhancer shall fail to pay any amounts forthwith upon demand in accordance with its obligations under the Parent Guarantee or any Enhancement Agreement, respectively, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree and may collect the moneys adjudged or decreed to be payable in the manner provided by law.

     The Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Enhancer, if any, with respect to any Series of Notes and Noteholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Master Indenture, under the applicable Supplemental Indenture, the Parent Guarantee or any Enhancement Agreement or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy including, without limitation, the remedies of the Enhancer, if any, with respect to any Series of Notes and Noteholders under the Master Security Agreement, any applicable Security Supplement, the Parent Guarantee or any Enhancement Agreement.

     Section 28. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, the Servicer, the Seller or the Parent or any other obligor upon the Note Documents and the Notes of any Series or the property of the Issuer, the Servicer, the Seller or the Parent or of such other obligor, the Trustee (irrespective of whether the amounts due under any Series of Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer, the Servicer, the Seller or the Parent for the payment of overdue amounts) shall, to the fullest extent permitted by the laws of each applicable jurisdiction, be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for any amounts owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceeding; and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 13 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the Enhancer, if any, with respect to any Series of Notes or any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any Series or the rights of the Enhancer, if any, with respect to any Series of Notes or any Noteholder or to authorize the Trustee to vote in respect of the claim of the Enhancer, if any, with respect to any Series of Notes or any Noteholder in any such proceeding.

     Section 29. Trustee May Enforce Claims Without Possession of the Notes.

     All rights of action and claims under the Note Documents of any Series may, to the fullest extent permitted by the laws of each applicable jurisdiction, be prosecuted and enforced by the Trustee without the possession of any of such Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit (based on principal amount of Notes then outstanding held) of the Noteholders in respect of which such judgment has been recovered.

     Section 30. Issuance in Series.

     The Issuer may issue one or more Series of Notes hereunder. A Series of Notes may contain terms materially different from any other previously-issued Series, provided, however, that such terms shall not be inconsistent with the terms of this Master Indenture. The terms of the Notes of a Series in addition to or in lieu of those set forth in this Master Indenture shall be determined or established in one or more indentures supplemental hereto (each, a "Supplemental Indenture"). The Notes of one or more Series of Notes may be amortizing while the Notes of another Series continues its interest-only period.

     The issuance of any additional Series of Notes may occur only if the following conditions have been met:

     (a) no Early Amortization Event or Accelerated Amortization Event (or any event that with the giving of notice or the passage of time or both would become an Early Amortization Event or an Accelerated Amortization Event) with respect to any outstanding Series of Notes has occurred, and is continuing, or will occur on the date of issuance of such new Series of Notes;

     (b) at or prior to any issuance of a new Series of Notes, execution and delivery of a new Supplemental Indenture specifying the terms of such new Series;

     (c) each Rating Agency that has rated any Series of Notes then outstanding at the request of the Parent shall have furnished written confirmation to the Issuer, the Servicer, the Parent, the Trustee and any Enhancer of its rating at a level at least equal to the then current rating of any such Series of Notes and, in any event, at least equal to an investment grade rating;

     (d) prior to any issuance of any additional Series of Notes, the Parent shall deliver to the Trustee an opinion of counsel to the effect that such issuance will not cause (i) the then outstanding Notes of any Series to fail to qualify as debt for U.S. Federal income tax purposes, or (ii) the Noteholders of any then outstanding Series of Notes to recognize gain or loss for U.S. Federal income tax purposes and such other opinions of counsel, certificates and agreements as the Trustee, based on the request of the Enhancer, if the Controlling Party with respect to any Series of Notes, or otherwise a Majority in Interest of Notes of any outstanding Series, shall reasonably require;

     (e) delivery to the Trustee of a certificate of each of the Issuer, the Seller, the Servicer and the Parent, signed by an officer or director thereof, certifying that all conditions precedent to the issuance of such Series of Notes have been satisfied; and

     (f) the amount obtained by dividing the aggregate amount of Collections deposited in the Collection Account (including Collections being used to collateralize borrowing by the Issuer under Bank Loans) in the six most recent consecutive Collection Periods by the number six shall not be less than the product of (i) one-sixth of the sum of (A) the largest Aggregate Required Amounts with respect to all outstanding Notes of all Series for any six subsequent Collection Periods plus (B) the largest Required Amount with respect to the new Series of Notes on a pro forma basis for any six Collection Periods and (ii) 4.0 provided that, for purposes of determining the Required Amount with respect to Notes of any Series that bear interest at variable interest rates, the rate at any date of determination with respect to Notes of such Series shall be assumed to be equal to the sum of (a) the highest applicable rate with respect to such Notes at any time during the six months immediately preceding such date of determination plus (b) 200 basis points; and, provided, further, that for purposes of determining the Required Amount with respect to Notes of any Series that are denominated in any currency other than U.S. dollars, the rate of conversion applicable for such currency shall be the noon buying rate at the Federal Reserve Bank of New York on the date of issuance of such Series of Notes.

     Section 31. Limitation on Suits.

     Where the Enhancer is the Controlling Party with respect to a Series of Notes, it shall exercise, in its sole discretion, the rights to institute any proceedings, or the appointment of a receiver or trustee, or to exercise any other remedy with respect to such Series of Notes hereunder or under any related Supplemental Indenture.

     No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Master Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder or under the Supplemental Indenture with respect to the related Series of Notes, unless an Enhancer is not the Controlling Party with respect to such Series of Notes and unless

     (a) such Noteholder has previously given written notice to the Trustee of a continuing Accelerated Amortization Event;

     (b) the holders of not less than 35% in aggregate principal amount of the Notes of all other Series then outstanding (excluding for such purpose any Notes known by a Responsible Officer of the Trustee to be held by or on behalf of the Issuer, the Servicer, the Seller or the Parent or any affiliate thereof) shall have made written request to the Trustee to institute proceedings in respect of such Accelerated Amortization Event in its own name as Trustee hereunder;

     (c) such Noteholder or Noteholders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a Majority in Interest of the Notes of all other Series then outstanding (excluding for such purpose any Notes known by a Responsible Officer of the Trustee to be held by or on behalf of the Issuer, the Servicer, the Seller, the Parent or any affiliate thereof);

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Master Indenture to affect, disturb or prejudice the rights of the Enhancer, if any, with respect to any Series of Notes or any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Master Indenture, except in the manner herein provided and for the equal and ratable benefit (based on principal amount then outstanding of Notes held) of all the Noteholders.

     Section 32. Security Agreement.

     (a) In order to secure the due and punctual payment of the obligations of the Issuer hereunder and under the Notes of any Series, the Issuer and the Trustee have entered into the Master Security Agreement to create the security interests established thereunder, under any Security Supplement and for related matters. Pursuant to the Master Security Agreement, the Issuer will assign to the Trustee, for the benefit of the Noteholders and the Enhancer, if any, with respect to any Series of Notes and on its own account, a first priority security interest in the following assets of the Issuer, which the Issuer may currently have or to which at any time after the date hereof the Issuer may acquire any right, title or interest:

         (i) the Receivables;

         (ii) all rights, remedies, powers and privileges of the Issuer under the Note Documents and the Transaction Documents, as applicable (including, without limitation, (A) all rights of the Issuer to receive moneys due and to become due under or pursuant to such documents, (B) all claims of the Issuer for damages arising out of or for breach of or default under such documents and (C) all rights of the Issuer to terminate, cancel, amend, waive or give any consents, authorizations, approvals or notices under such documents, to perform thereunder and to compel performance or otherwise exercise its powers, rights and remedies thereunder);

         (iii) all rights of the Issuer in the USA Account and the Collection Account and any Reserve Accounts and any lock-box account, in each case reflecting the Issuer's interest in Collections on Receivables;

         (iv) any right, title and interest of the Issuer in and to all Eligible Investments and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Eligible Investments, in each case to the extent the same relates to the Issuer's interest in Collections on Receivables;

         (v) an equal and ratable interest in the Accumulation Account; and

         (vi) all income and proceeds of any and all of the foregoing (together with (i) through (v) above, the "Collateral"); provided, however, that so long as no Early Amortization Event or Accelerated Amortization Event has occurred and is continuing with respect to a Series of notes, if the Collection Agent shall have paid into the Accumulation Account funds sufficient to pay on the next Payment Date the Aggregate Required Amount for all outstanding Series of notes and upon written instruction from the Servicer, the Secured Parties shall release from time to time their security interest with respect to amounts paid into the Collection Account that, as designated in writing by the Servicer and as verified by the Trustee, are not required to pay the Required Amount for such Series of notes due and payable on the next Payment Date; and provided, further, that the Collateral shall not include any amounts committed to collateralize Bank Loans as set forth in Section 33 hereof.

     All security interests under the Master Security Agreement and any Security Supplement will be perfected under the law of the State of Illinois, the State of New York and the District of Columbia, as applicable.

     (b) Each Noteholder, by accepting a Note, agrees to all of the terms and provisions of the Security Agreement with respect to Notes of that Series, as the same may be amended from time to time pursuant to the provisions of the related Security Agreement, this Master Indenture and the related Supplemental Indenture.

     (c) As among the Noteholders, the Enhancer, if any, and other recipients of Additional Amounts with respect to any Series of Notes, the Master Security Agreement, as supplemented by the related Security Supplement, shall be for the equal and ratable benefit (based on principal amount then outstanding of Notes of such Series held) of the Noteholders, such Enhancer, if any, and such other recipients of Additional Amounts without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the obligations of the Issuer hereunder and the related Supplemental Indenture and under the Notes of such Series.

     Section 33. Bank Loans.

     The provisions of this Master Indenture notwithstanding, the Issuer may from time to time enter into loan agreements with banks (each, a "Bank") providing for the borrowing by the Issuer of aggregate amounts at any time outstanding not to exceed US$100 million for a period not to exceed 364 days (each a "Bank Loan"). Each such Bank Loan may be collateralized by Receivables, and amounts paid into the Collection Account by Customers with respect thereto and the security interest of the Trustee created by the Master Security Agreement with respect to Collateral of the Issuer, including Collections deposited in the Collection Account, shall apply or attach to any such Receivables or any such amount with respect thereto paid into the Collection Account only to the extent as provided in this Section 33:

         (i) no such borrowing under any such Bank Loan may be made by the Issuer at any time when an Early Amortization Event or an Accelerated Amortization Event (or any event that with the giving of notice or the passage of time or both would become an Early Amortization Event or an Accelerated Amortization Event) has occurred and is continuing;

         (ii) in any Collection Period, the Collections committed to collateralize such Bank Loans may not exceed under any circumstances the lesser of (A) 20% of the Collections deposited into the Collection Account during such Collection Period and (B) the aggregate amount of the security interests in the Collections granted to the Banks in respect of outstanding Bank Loans during such Collection Period; provided that if the maturity of one or more Bank Loans shall have been accelerated in accordance with its terms during any Collection Period, all Banks, in the aggregate, shall be entitled in any Collection Period, to an amount no greater than the lesser of (X) 20% of the Collections deposited into the Collection Account during such Collection Period and (Y) the aggregate amount of Collections deposited into the Collection

Account during such Collection Period necessary to pay all amounts due with respect to the acceleration of such Bank Loans; and provided, further, that each Bank shall receive, first, its debt service due and payable with respect to the applicable Bank Loans for the current Collection Period and, second, to the extent applicable, amounts due and payable, pro rata, with respect to the acceleration of such Bank Loan, if any;

         (iii) no such borrowing under any such Bank Loan may be made by the Issuer if the amount obtained by dividing the aggregate amount of Collections deposited into the Collection Account in the six most recent consecutive Collection Periods (minus the aggregate amount of Collections used to collateralize any existing or new Bank Loans during the six largest subsequent collection periods for such Bank Loans) by the number six shall be less than the product of (x) the Aggregate Required Amounts for the six largest subsequent Collection Periods divided by the number six and (y) 2.5; and

         (iv) no such borrowing under any such Bank Loan may be made by the Issuer if the amount obtained by dividing the aggregate amount of Collections deposited into the Collection Account in the three most recent consecutive Collection Periods (minus the aggregate amount of Collections used to collateralize any existing or new Bank Loans during the three largest subsequent collection periods for such Bank Loans) by the number three shall be less than the product of (x) the Aggregate Required Amounts for the three largest subsequent Collection Periods divided by the number three and (y) 2.0.

     For purposes of subparagraphs (iii) and (iv), (A) the amount outstanding during each such Collection Period of the Euro-denominated Eligible Receivables generated shall be notionally converted into U.S. dollars at the Euro/U.S. dollar spot exchange rate displayed on the FXFX Page (or such other page as may replace such page) as designated on the Reuters Monitor Money Rates Service at 12:00 noon (New York City time) on any Determination Date, and (B) the amount outstanding during each Collection Period of Other Currency-denominated Eligible Receivables generated shall be converted notionally into U.S. dollars at the Other Currency/U.S. dollar spot exchange rate displayed on the applicable page on the Reuters Monitor Money Rates Market Service at 12:00 noon (New York City time) on any Determination Date.

     The Seller shall be obligated to provide a written notice to the Trustee, the Enhancer, if any, with respect to any Series of Notes, the Collection Agent and any Rating Agency rating any Series of Notes at the time that any Bank Loan is entered into. Such notice shall contain details with respect to the terms of such Bank Loan, including the amount of principal and interest to be paid during each Collection Period and any events permitting acceleration thereunder. In addition, the Seller shall be obligated to provide written notice to the Trustee, the Enhancer, if any, with respect to any Series of Notes and the Collection Agent immediately upon the occurrence of any acceleration event under any Bank Loan.

     Section 34. Recording and Deposit.

     (a) The Issuer shall, promptly upon execution and delivery of the Master Security Agreement, record or cause to be recorded on the Register of Mortgages and Charges of the Issuer in the Cayman Islands the charge on the assets of the Issuer created by the Master Security Agreement.

     (b) The Issuer shall furnish to the Trustee, within 30 days after December 31 in each year beginning with December 31, 2003 and ending with the last such date prior to the first date when none of the Notes are outstanding, opinions of counsel in the Cayman Islands, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of the Security Agreement and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the lien of the Security Agreement under the laws of the Cayman Islands and other instruments of further assurance and reciting the details of such action, or stating that, in the opinions of such counsel, no such action is necessary to maintain such lien.

     Section 35. Suits to Protect the Collateral.

     Upon actual notice of any impairment or pending impairment of the Collateral or the interests of the Trustee or Noteholders of any Series in such Collateral and subject to the terms hereof and the related Supplemental Indenture and subject further to the provisions of the Master Security Agreement and the related Security Supplement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Master Security Agreement and the related Security Supplement, the other Transaction Documents or this Master Indenture and the related Supplemental Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Enhancer, if any, with respect to any Series of Notes and the Noteholders of any Series in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests created by the Master Security Agreement and the related Security Supplement or be prejudicial to the interests of the Noteholders, the Enhancer, if any, with respect to any Series of Notes or the Trustee).

     Section 36. Determinations Relating to Collateral.

     Without in any way limiting Sections 13(a), 13(b) and 14(c)(iv) hereof, in the event (i) the Trustee shall receive any written request from the Issuer under the Master Security Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer's obligations with respect thereto or (ii) there shall be due to or from the Trustee under the provisions of the Master Security Agreement any material performance or the delivery of any material instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by the Issuer of any covenant or any breach of any representation or warranty of the Issuer set forth in the Master Security Agreement, then, in each such event, the Trustee shall be entitled, at the reasonable expense of the Issuer and the Seller, to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or respond to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Enhancer, if the Controlling Party with respect to any Series, or otherwise the Noteholders of a Majority in Interest of the Notes then outstanding in any other Series with respect to such Series.

     Section 37. Impairment of Security Interest.

     Other than pursuant to the Master Security Agreement, the Issuer will not take or omit to take any action which might or would have the result of affecting or impairing the security interest of the Trustee, the Enhancer, if any, with respect to any Series of Notes and the Noteholders, under the Master Security Agreement and any Security Supplement with respect to the Collateral, and the Issuer shall not, except as expressly permitted hereunder, grant to any person any interest whatsoever in the Collateral. The Issuer shall also not amend, revise or otherwise change the terms and conditions of the Master Security Agreement or any Security Supplement except in accordance with the terms thereof.

     Section 38. Successor.

     All references to the Issuer, the Servicer, the Seller, the Parent, the Trustee or any other entity shall be deemed to include their successors and permitted assigns who succeed to their respective obligations hereunder.

     Section 39. Section Headings.

     The section headings in this Master Indenture and the Schedules attached hereto are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     Section 40. Counterparts.

     This Master Indenture and any Supplemental Indenture may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

     Section 41. Definitions.

     As used in this Master Indenture, the following terms shall have the following meanings (each meaning to be equally applicable to both the singular and plural forms of the terms defined):

     "1995 Transaction" shall have the meaning assigned to that term in the definition of Receivables.

     "Accelerated Amortization Event" shall, with respect to any Series of Notes, have the meaning assigned to that term in the related Supplemental Indenture with respect to such Series of Notes.

     "Acceleration Notice" shall have the meaning assigned to that term in
Section 11(c) hereof.

     "Accumulation Account" shall have the meaning assigned to that term in
Section 7 hereof.

     "Actual Knowledge" with respect to the Trustee, the Issuer, the Seller or the Parent, means that any officer of the Trustee, the Issuer, the Seller or the Parent primarily responsible for the day-to-day administration of any of the Transaction Documents, has Actual Knowledge of facts constituting a given occurrence or event.

     "Additional Amount" shall, with respect to any Series of Notes, have the meaning assigned to that term in the related Supplemental Indenture with respect to such Series of Notes.

     "Adjusted Required Amount" shall, with respect to any Series of Notes, have the meaning assigned to that term in the related Supplemental Indenture with respect to such Series of Notes.

     "Aggregate Required Amount" shall have the meaning assigned to that term in
Section 7 hereof.

     "Aracruz (USA)" shall have the meaning assigned to that term in Section 7 hereof.

     "Authenticating Agent" shall have the meaning assigned to that term in
Section 3(d) hereof.

     "Authorized Agent" shall have the meaning assigned to that term in Section 22(a) hereof.

     "Bank" shall have the meaning assigned to that term in Section 33 hereof.

     "Bank Loan" shall have the meaning assigned to that term in Section 33 hereof.

     "BEKP" means bleached eucalyptus kraft market pulp.

     "Business Day" shall mean any day on which banks in The City of New York, Chicago, London or Luxembourg are not authorized or required by law or executive order to close.

     "Clearstream, Luxembourg" means Clearstream, Luxembourg, societe anonyme, a limited liability company organized under the laws of Luxembourg.

     "Collateral" shall have the meaning assigned to that term in Section 32(a) hereof.

     "Collection Account" shall have the meaning assigned to that term in
Section 7(b) hereof.

     "Collection Agency Agreement" shall have the meaning assigned to that term in Section 7 hereof.

     "Collection Agent" shall have the meaning assigned to that term in the preamble hereof.

     "Collections" shall have the meaning assigned to that term in Section 7 hereof.

     "Collection Period" shall have the meaning assigned to that term in Section 7 hereof.

     "Company" shall have the meaning assigned to that term in the preamble hereof.

     "Controlling Party" shall have the meaning assigned to that term in Section 23(g) hereof.

     "Corporate Trust Office" means the office in The City of New York at which the Trustee's corporate trust business shall from time to time, be principally conducted.

     "Customers" shall mean all customers of the Seller (including, without limitation, Aracruz (USA) Inc.) now or hereafter existing, that purchase BEKP and generate Eligible Receivables. Additional customers shall be added as Customers by each Seller in the future immediately at such time as such Seller concludes a sale transaction for BEKP with such Customer that generates an Eligible Receivable, in each case subject to conditions to be specified in the Receivables Purchase Agreement, including (i) delivery to such Customer of an executed Irrevocable Notification from the Issuer, the Seller, the Parent, the Servicer or any other Seller, as applicable, as part of the Seller's invoicing procedure, (ii) sale and appropriate transfer of present and future Receivables of such Customer to the Issuer, and (iii) certifications on behalf of the Seller that, among other things, the Receivables of such Customer are Eligible Receivables.

     "Depositary" shall have the meaning assigned to that term in Section 1(d) hereof.

     "Determination Date" shall have the meaning set forth in Section 24(f) hereof.

     "Dollar Account" shall have the meaning assigned to that term in Section 7 hereof.

     "Early Amortization Event" shall, with respect to any Series of Notes, have the meaning assigned to that term in the related Supplemental Indenture with respect to such Series of Notes.

     "Eligible Investments" shall have the meaning assigned to that term in
Section 10(a) hereof.

     "Eligible Receivables" shall mean, unless otherwise set forth in the Transaction Documents or other Note Documents, Receivables that are: (i) denominated in U.S. dollars, Euros, or the currency of any member country of the Organization for Economic Cooperation and Development, (ii) denominated in currencies other than those set forth in clause (i) that are freely transferable into U.S. dollars, but in an aggregate amount not to exceed 5% of the aggregate Collections in any Collection Period (in the case of (i) and (ii), payable outside of Brazil), and (iii) legal, valid and binding obligations of the Customers and in full force and effect, enforceable against each Customer in accordance with its terms and the contract (if any) governing its terms. Receivables that are not Eligible Receivables shall not be considered for purposes of calculating any coverage ratio or any other amount pursuant to the Indenture.

     "Enhancement Agreement" means, with respect to any Series of Notes, any financial guaranty insurance policy issued by any Enhancer, pursuant to the terms of which such Enhancer will agree unconditionally and irrevocably to guarantee the timely payment of interest on and scheduled principal of the Notes of such Series.

     "Enhancer" means, with respect to any Series of Notes, any guarantor of timely payment of interest on and scheduled principal of the Notes of such Series pursuant to the terms of the related Enhancement Agreement.

     "Euro Account" shall have the meaning assigned to that term in Section 7 hereof.

     "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear System.

     "Excess Collections" shall have the meaning assigned to that term in
Section 10(b) hereof.

     "Exchange Act" means the United States Securities and Exchange Act of 1934.

     "Export Supply Agreement" means the Export Supply Agreement by and between the Parent and the Seller dated as of February 6, 2002, as amended from time to time.

     "First Security Supplement" means the First Security Supplement dated as of February 6, 2002.

     "Fitch" means Fitch, Inc. and its successors.

     "Global Notes" shall have the meaning ascribed to that term in Section 1(d) hereof.

     "Governmental Agency" means any political subdivision, ministry, department, autonomous institution, agency, taxing or other authority, statutory corporation or other statutory body or legal entity of Brazil, Panama or the Cayman Islands (or any jurisdiction in which the Seller may be incorporated in the future), or now or hereafter owned or controlled directly or indirectly, by Brazil, or any political subdivision thereof, including the Banco Central do Brasil (Central Bank of Brazil).

     "Indenture" shall have the meaning assigned to that term in the preamble hereof.

     "Initial Closing Date" means February 6, 2002.

     "Institutional Accredited Investors" shall have the meaning assigned to that term in Section 1(d) hereof.

     "Insurance Agreement" means, with respect to any Series of Notes, any indemnity and insurance agreement to be entered into between the Company and any Enhancer with respect to such Series of Notes.

     "Irrevocable Notification" means each notification required to be delivered by the Seller to each of its Customers to the effect that (i) the Seller has transferred to the Issuer existing and future Receivables of such Customer owing to the Seller; (ii) the Issuer has granted a security interest in all such Receivables to the Trustee; (iii) each such Customer is irrevocably instructed to make all payments in respect of BEKP purchased from the Seller into the Collection Account and (iv) the terms of such irrevocable notification may be changed only by written notice from the Trustee.

     "Issuer" shall have the meaning assigned to that term in the preamble hereof.

     "Legend" shall have the meaning assigned to that term in Section 6(d) hereof.

     "London Paying Agent" shall have the meaning assigned to that term in the preamble hereof.

     "Luxembourg Paying Agent" shall have the meaning assigned to that term in
Section 2(a) hereof.

     "Majority in Interest" means the holders of at least 51% of the aggregate outstanding principal amount of the Notes of any Series or, with respect to the Notes of all Series, 51% of the outstanding principal amount of all such Notes, as the context may require; provided that Notes held by the Issuer, the Seller, the Parent or any of their respective affiliates shall not be deemed outstanding, except as otherwise provided herein, for the purpose of this calculation.

     "Master Indenture" shall have the meaning assigned to that term in the preamble hereof.

     "Master Security Agreement" shall have the meaning assigned to that term in
Section 1(b) hereof.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "New York Law Documents" shall have the meaning assigned to that term in
Section 22(a) hereof.

     "Note Documents" means this Master Indenture, the Master Security Agreement, the Collection Agency Agreement and the Parent Guarantee, and with respect to any Series of Notes, the related Supplemental Indenture and Security Supplement.

     "Noteholders" shall have the meaning assigned to that term in Section 1(b) hereof.

     "Notes" shall have the meaning assigned to that term in Section 1(a) hereof.

     "OECD" shall have the meaning assigned to that term in Section 7 hereof.

     "Offering Memorandum" means the Final Offering Memorandum dated January 30, 2002.

     "Other Currency Account" shall have the meaning assigned to that term in
Section 7 hereof.

     "Parent" shall have the meaning assigned to that term in the preamble hereof.

     "Parent Guarantee" shall have the meaning assigned to that term in Section 1(c) hereof.

     "Paying Agents" shall have the meaning assigned to that term in Section 2(a) hereof.

     "Paying Agent Account" shall have the meaning assigned to that term in
Section 9(a) hereof.

     "Payment Date" shall have the meaning assigned to that term in Section 9(a) hereof.

     "Prescripted Definitive Note" shall have the meaning assigned to that term in Section 12(d) hereof.

     "Prescripted Global Note" shall have the meaning assigned to that term in
Section 12(d) hereof.

     "Principal Paying Agent" shall have the meaning assigned to that term in
Section 2(a) hereof.

     "QIBs" shall have the meaning assigned to that term in Section 1(d) hereof.

     "Rating Agency" means each of Moody's, Standard & Poor's and Fitch.

     "Receivables" shall mean existing and future accounts receivable generated by the Seller sold to the Issuer pursuant to the Receivables Purchase Agreement from sales of BEKP invoiced and payable outside Brazil in U.S. dollars, Euros or other currencies to be specified and due to the Seller from its Customers for delivery of BEKP to such Customers. Until the prepayment of the outstanding notes issued under a securitization transaction with respect to certain receivables (the "1995 Transaction") on or prior to the date on which all such outstanding notes have been redeemed by the Seller or have been paid at maturity (such period, the "Receivables Ramp-Up Period"), "Receivables" shall not include receivables committed to the 1995 Transaction, but the Company shall provide irrevocable payment instructions to the collection agent with respect to such transaction to transfer all excess collections on receivables committed thereto into the Collection Account. Thereafter, such receivables will be sold to the Issuer and assigned as provided hereunder. A portion of the Receivables may also be committed to collateralize Bank Loans, as described in Section 33 hereof.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of the date hereof between the Company and the Issuer, as amended from time to time.

     "Receivables Ramp-Up Period" shall have the meaning assigned to that term in the definition of Receivables hereof.

     "Register" shall have the meaning assigned to that term in Section 6(a) hereof.

     "Regulation S" shall have the meaning assigned to that term in Section 1(d) hereof.

     "Regulation S Global Note" shall have the meaning assigned to that term in
Section 1(d) hereof.

     "Regulation S Definitive Note" shall have the meaning assigned to that term in Section 1(d) hereof.

     "Relevant Date" shall have the meaning assigned to that term in Section 9(d) hereof.

     "Required Amount" shall have the meaning assigned to that term in Section 7 hereof.

     "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with responsibility for the administration of this Master Indenture and, when used with respect to a particular corporate trust matter, also means any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; when used with respect to the Collection Agent, means any officer in the Corporate Trust Department of the Collection Agent with responsibility for the administration of the Collection Agency Agreement and, when used with respect to a particular corporate trust matter, also means any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Global Note" shall have the meaning assigned to that term in
Section 1(d) hereof.

     "Restricted Definitive Notes" shall have the meaning assigned to that term in Section 1(d) hereof.

     "Restricted Notes" shall have the meaning assigned to that term in Section 1(d) hereof.

     "Rule 144A" shall have the meaning assigned to that term in Section 1(d) hereof.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Security Agreement" shall have the meaning assigned to that term in
Section 1(b) hereof.

     "Security Supplement" shall have the meaning assigned to that term in
Section 1(b) hereof.

     "Seller" shall have the meaning assigned to that term in the preamble hereof.

     "Seller Advances" shall have the meaning assigned to that term in Section 9(b)(i) hereof.

     "Series" shall have the meaning assigned to that term in Section 1(a) hereof.

     "Series' Interest Percentage" shall have the meaning assigned to that term in Section 8 hereof.

     "Servicer" shall have the meaning assigned to that term in the preamble hereof.

     "Shortfall Amount" shall have the meaning assigned to that term in Section 9(c) hereof.

     "Standard & Poor's" means Standard & Poor's Ratings Services and its successors.

     "Successor Corporation" shall have the meaning assigned to that term in
Section 24(c) hereof.

     "Supplemental Indenture" means, with respect to any Series of Notes, the supplement entered into under this Master Indenture with respect to such Series of Notes.

     "Support Agreement" means the Support Agreement, dated as of the date hereof, between the Parent and the Enhancer, as amended from time to time.

     "Taxes" shall have the meaning assigned to that term in Section 9(a) hereof.

     "Terms and Conditions" shall have the meaning assigned to that term in
Section 1 hereof.

     "Transaction Documents" means the Export Supply Agreement, each Irrevocable Notification, the Receivables Purchase Agreement, the Insurance Agreement, the Support Agreement, the Enhancement Agreement, the Assignment and Collateral Agreement, dated February 6, 2002, between Aracruz Celulose (USA) Inc. ("Aracruz USA") and the Company, and the Collateral Agency and Account Agreement, dated February 6, 2002, between Aracruz USA, the Company and LaSalle Bank National Association, as collateral agent.

     "Trustee" shall have the meaning assigned to that term in Section 2(a) hereof.

     "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

     "USA Account" shall have the meaning assigned to that term in Section 7 hereof.

     "U.S. GAAP" shall have the meaning assigned to that term in Section 24(a) hereof.

     "U.S. Person" means a citizen or individual resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof and an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     IN WITNESS WHEREOF, the parties hereto have executed this Master Indenture as of the date first above written.

                                ARCEL FINANCE LIMITED,
                                  as Issuer


                                By:______________________________
                                Title:


                                ARACRUZ TRADING S.A.,
                                  as Servicer
                                By:______________________________
                                Title:


                                ARACRUZ CELULOSE S.A.,
                                  as Parent
                                By:______________________________
                                Title:


                                LASALLE BANK NATIONAL ASSOCIATION
                                  as Collection Agent
                                By:______________________________
                                Title:


                                THE BANK OF NEW YORK,
                                  as Trustee,
                                  Registrar and Principal Paying Agent
                                By:______________________________
                                Title:


WITNESSED BY:


__________________________
Name:

__________________________
Name:

                                                                      SCHEDULE I

                      FORM OF COLLECTION AGENCY AGREEMENT

                                                                     SCHEDULE II

                       FORM OF MASTER SECURITY AGREEMENT

                                                                   SCHEDULE II-A

                          FORM OF SECURITY SUPPLEMENT

II-A-1

                                                                    SCHEDULE III

                     FORM OF RECEIVABLES PURCHASE AGREEMENT

III-1

                                                                     SCHEDULE IV

                        FORM OF EXPORT SUPPLY AGREEMENT


                                      IV-1